Exhibit 10.4

COINBASE PRIME BROKER AGREEMENT
General Terms And Conditions
Exhibit A: Coinbase Custody Custodial Services Agreement
Exhibit B: Coinbase Master Trading Agreement
Appendix 1: Prohibited Use, Prohibited Business, and Conditional Use
Appendix 2: E-sign Disclosure and Consent
Appendix 3: Coinbase Prime Fee Schedule

General Terms and Conditions
1.	Introduction
This Coinbase Prime Broker Agreement (as defined below), dated as of October [ ], 2025, is entered into by and between Invesco Galaxy Solana ETF (“Client”) and Coinbase, Inc. (“Coinbase”), on behalf of itself and as agent for the Coinbase Entities (as defined below), for purposes of establishing a Coinbase prime broker account for Client (the “Prime Broker Account”). This Coinbase Prime Broker Agreement sets forth the terms and conditions on which the Coinbase Entities will open and maintain Client accounts for services relating to custody, trade execution and other services for certain digital assets (“Digital Assets”) and to otherwise transact business with Client (the “Prime Broker Services”). Certain Prime Broker Services are not available to all clients, including clients residing outside the United States. Capitalized terms not defined in these General Terms and Conditions (“General Terms”) shall have the meanings assigned to them in the respective exhibit, appendix, addendum or supplement hereto.
Notwithstanding anything to the contrary herein, Coinbase, on behalf of itself and as agent for the Coinbase Entities, and Client acknowledge and agree that this Coinbase Prime Broker Agreement shall not become effective until such date as Client’s registration statement on Form S-1 (Registration No. 333-288318), originally filed with the Securities and Exchange Commission (“SEC”) on June 25, 2025, as amended, shall have been declared effective by the SEC by the filing of a Notice of Effectiveness on the SEC’s EDGAR system (the “Effective Date”). Accordingly, no rights, remedies, duties, obligations or liabilities shall arise hereunder until on and after the Effective Date.
2.	Prime Broker Services & the Coinbase Entities
Each of Coinbase Custody Trust Company, LLC (“Coinbase Custody”), Coinbase, and, as applicable based on Client’s election of additional services from time to time, Coinbase Credit, Inc. (“Coinbase Credit,” and collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”) shall administer specified Prime Broker Services. Client and each Coinbase Entity may also be referred to individually as a “Party”; and Client and the Coinbase Entities (collectively or specific entities together, as applicable) may collectively be referred to as the “Parties”. The Prime Broker Services made available to Client are subject to and made on these General Terms and each applicable legal agreement that Client enters into with each relevant Coinbase Entity (including each legal agreement as contemplated in Section 3 of this Coinbase Prime Broker Agreement). In particular, execution of these General Terms by Client and by Coinbase on behalf of itself and Coinbase Custody constitutes the relevant Parties’ respective agreement to be bound by the Coinbase Custody Custodial Services Agreement between Client and Coinbase Custody attached as Exhibit A (“Custody Agreement”) and the Coinbase Master Trading Agreement between Client and Coinbase attached as Exhibit B (the “MTA”), in each case with the same force and effect as though fully set forth herein. These General Terms, together with all agreements, exhibits, appendices, addenda, policies referenced herein, and supplements attached hereto or referenced herein, shall constitute a single, integrated agreement (the “Coinbase Prime Broker Agreement”) and shall be interpreted to the extent reasonably necessary to be consistent with each other. The documents that together create the Coinbase Prime Broker Agreement shall not be deemed in conflict based on the fact that a document is silent on a topic that is affirmatively addressed in another document. In the event of an irreconcilable conflict between these General Terms and any documents that together create the Coinbase Prime Broker Agreement, or between any such documents, then the document governing the specific relevant Prime Broker Service shall control in respect of such Prime Broker Service. Consult each enclosed or referenced legal agreement for additional information and terms.
3.	Optional Services
In addition to the General Terms, the Custody Agreement, and the MTA, the Coinbase Entities and Client may agree to execute agreement(s) for additional Prime Broker Service(s), including certain over the counter trading, lending, post-trade credit, and other services. In each such case, the additional Prime Broker Service(s) and the agreement(s) related thereto (together with all agreements, exhibits, appendices, addenda, policies referenced therein, and supplements attached thereto or referenced therein) will form part of the Coinbase Prime Broker Agreement and be subject to these General Terms. To the extent any additional Prime Broker Service is provided by a Coinbase affiliate that is not a Coinbase Entity, such affiliate shall execute such agreement with Client and shall be deemed a “Coinbase Entity” and a “Party” as defined in these General Terms.
4.	Information Sharing
4.1
By executing this Coinbase Prime Broker Agreement, including any selected optional agreements, Client is establishing a Prime Broker Account, which is a master relationship consisting of accounts with each of (a) Coinbase; (b) Coinbase Custody; and (c) at Client’s election, Coinbase Credit. By executing this Coinbase Prime Broker Agreement, Client acknowledges that Coinbase (as agent for Coinbase Custody and Coinbase Credit, as applicable) may share Client’s information with Coinbase Custody and Coinbase Credit, as applicable, in accordance with the Confidentiality provision of these General Terms and as otherwise provided in the Coinbase Privacy Policy, as amended and updated from time to time at https://www.coinbase.com/legal/privacy or a successor website (the “Coinbase Privacy Policy”), including to facilitate opening and maintaining of Client accounts.

4.2
Client agrees that its use of data made available to it through the Trading Platform’s application programming interface(s), which may include the prices and quantities of orders and transactions executed on the Trading Platform (collectively “Market Data”), is subject to the Market Data Terms of Use, as amended and updated from time to time at https://www.coinbase.com/legal/market_data or a successor website.
5.	Anti-Money Laundering Notice
Client understands and acknowledges that the Coinbase Entities are, or may in the future become, subject to money laundering statutes, regulations and conventions of the United States or other international jurisdictions (“AML Laws”), and Client agrees to provide the Coinbase Entities with information for the purpose of conducting due diligence as may be required under such AML Laws. Client agrees that it will provide the Coinbase Entities with any information required to comply with applicable AML Laws. Client understands, acknowledges and agrees that to the extent required by applicable AML Laws, the Coinbase Entities may provide information, including Confidential Information, to United States or international government agencies in connection with a request for information relating to such AML Laws.
6.	Bank Secrecy Act Warning
6.1	IMPORTANT INFORMATION ABOUT COMPLIANCE PROCEDURES FOR OPENING A NEW COINBASE PRIME BROKER ACCOUNT:
In accordance with government regulations, financial institutions are required to obtain, verify, and record information that identifies each legal entity or natural person that opens a Prime Broker Account. What this means for Client: When Client opens a Prime Broker Account, Coinbase, on behalf of all the Coinbase Entities, will ask for Client’s name, address, government issued identification number, and other information that will allow the Coinbase Entities to form a reasonable belief as to the identity of Client and its representatives. Coinbase may also require that Client provide copies of such documentation.
6.2
Client agrees to provide true, correct, and complete information in opening its Prime Broker Account and, if any such information becomes inaccurate, incorrect, or obsolete, to promptly notify Coinbase following Client becoming aware that such information is inaccurate, incorrect, or obsolete and provide updated information. The Coinbase Entities shall not have any liability, obligation, or responsibility for, and Client shall be solely responsible and liable for, any and all Claims and Losses arising out of or relating to Client’s failure to comply with this Section 6.2.

7.	Role of Coinbase Entities
By executing this Coinbase Prime Broker Agreement, Client will form legal relationships with each of Coinbase, Coinbase Custody, and Coinbase Credit, as applicable. In the course of Client’s use of Prime Broker Services offered by Coinbase Custody and Coinbase Credit, Coinbase may act as agent on behalf of Coinbase Entities and Client.
8.	Conflicts of Interest
8.1	Client acknowledges that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services. As a result of these conflicts, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over Client’s interests. The Coinbase Entities have certain policies and procedures in place that are designed to mitigate conflicts, although there is no guarantee that they will be successful in identifying or fully mitigating those conflicts as they arise, and such conflicts may change over time. A non-exhaustive list of the potential conflicts of interest that may arise between the Coinbase Entities and Client are set forth in this Section 8.
8.2	Potential Conflicts
(a)
Orders (as such term is defined in the MTA) may be routed to Coinbase’s exchange platform (i.e., the cryptocurrency exchange operated by Coinbase, Inc.). Orders are typically executed on the Coinbase exchange against other Coinbase customers, but may in certain instances be executed with Coinbase acting as principal.

(b)	Coinbase may also execute client trades on trading venues where the identity of the beneficial purchaser or seller is unknown and therefore may inadvertently be a Coinbase client.
(c)
Coinbase does not engage in front-running, but is aware of Orders or imminent Orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge.

(d)
Coinbase generally acts in an agency capacity for purposes of Orders, but may also act in a principal capacity with respect to certain Orders (e.g., to fill residual Order size when a portion of an Order may be below the minimum size accepted by the Connected Trading Venues (as defined in the MTA)).

8.3
Variation in Compensation. The Coinbase Entities may charge different clients different prices for the Prime Broker Services, which may cause the Coinbase Entities to favor certain clients over others.

9.	Client
9.1
Client is the legal owner of the Custodial Account and the Trading Account, Trading Balance and Vault Balance (as each such term is defined in the MTA). The singular of Client where appropriate shall include the plural and may also refer to any such person or legal entity that owns a legal or beneficial interest in the Custodial Account, Trading Account, Trading Balance and Vault Balance.

9.2
Client may be (a) a legal entity or (b) a natural person over 18 years of age who has the full legal capacity to enter into this Coinbase Prime Broker Agreement and will use the Prime Broker Services solely for commercial, business purposes and not for personal, family, or household purposes.

9.3
To the extent Client is a natural person, if Coinbase receives legal documentation confirming Client’s death or other information leading Coinbase to believe Client is deceased, Coinbase will freeze Client’s Prime Broker Account (“Freeze Period”). During

the Freeze Period, no transactions may be completed until: (i) Client’s designated fiduciary has opened a new Prime Broker Account, as further described below, and the entirety of Client’s Prime Broker Account has been transferred to such new Prime Broker Account, or (ii) Client has received proof in a form satisfactory to Coinbase that Client is not deceased. If Coinbase has reason to believe Client is deceased but Coinbase does not have proof of Client’s death in a form satisfactory to Coinbase, Client authorizes Coinbase to make inquiries, whether directly or through third parties, that Coinbase considers necessary to ascertain whether Client is deceased. Upon receipt by Coinbase of proof satisfactory to Coinbase that Client is deceased, the fiduciary Client designated in a valid will or similar testamentary document will be required to open a new Prime Broker Account. If Client has not designated a fiduciary, then Coinbase reserves the right to (i) treat as Client’s fiduciary any person entitled to inherit Client’s Prime Broker Account, as determined by Coinbase upon receipt and review of the documentation Coinbase, in its sole and absolute discretion, deems necessary or appropriate, including (but not limited to) a will, a living trust or a Small Estate Affidavit, or (ii) require an order designating a fiduciary from a court having competent jurisdiction over Client’s estate. In the event Coinbase determines, in its sole and absolute discretion, that there is uncertainty regarding the validity of the fiduciary designation, Coinbase reserves the right to require an order resolving such issue from a court of competent jurisdiction before taking any action relating to Client’s Prime Broker Account. Pursuant to the above, the opening of a new Prime Broker Account by a designated fiduciary is mandatory following the death of Client, and Client hereby agrees that its fiduciary shall be required to open a new Prime Broker Account and provide required account opening information to gain access to the contents of Client’s Prime Broker Account.
10.	Account Statements
Client acknowledges that although it will have multiple and separate underlying accounts with the Coinbase Entities, Client may receive a number of Prime Broker Services through a single account interface and receive combined statements reflecting Client activity with respect to multiple Coinbase Entities. Client authorizes Coinbase to combine information regarding the separate activities into a single statement. Coinbase will provide Client with an electronic account statement every quarter, at a minimum. Each account statement will identify the amount of cash and each Digital Asset in Client’s Prime Broker Account at the end of the period and set forth all Prime Broker Account activity during that period.
11.	Trading Account and Portfolio
11.1
Although only Client shall be associated with the Prime Broker Account, Coinbase shall permit Client to create and maintain multiple portfolios under the Prime Broker Account (each a “Portfolio”), each of which shall be associated with the Prime Broker Account and belong to Client. Client is permitted to transfer Client Assets (as such term is defined in the MTA) between Portfolios. Each Portfolio will be opened, maintained and operated under the terms and provisions of this Coinbase Prime Broker Agreement. The creation of separate Portfolios within the Prime Broker Account is for Client’s recordkeeping convenience only. In all other respects, all Portfolios are treated as a single account unless specifically provided herein or in another exhibit, addendum or supplement to this

Coinbase Prime Broker Agreement.
12.	Authorized Representatives
Client shall provide, in writing, the names of the persons and entities with full right, power, authority, and capacity to act on behalf of Client with respect to the Prime Broker Account, including each Portfolio, unless otherwise indicated in the applicable operational documentation and procedures (each an “Authorized Representative”). Each Authorized Representative will continue in such capacity until such time as Coinbase receives Instructions from Client that its Authorized Representatives have changed.
13.	Client Instructions
13.1
The Coinbase Entities may act upon written instructions received from Client (if Client is a natural person) or Client’s Authorized Representatives (“Instructions”). When taking action upon Instructions, the applicable Coinbase Entity shall act in a reasonable manner, and in conformance with the following: (a) Instructions shall continue in full force and effect until cancelled or superseded by subsequent Instructions (except in respect of Instructions executed by a Coinbase Entity, which can no longer be cancelled); (b) if any Instructions are ambiguous, the applicable Coinbase Entity shall refuse to execute such Instructions, promptly provide notice to Client of such refusal, and shall not execute such Instructions until any such ambiguity has been resolved to the Coinbase Entity’s reasonable satisfaction; (c) the Coinbase Entities may refuse to execute Instructions if in the applicable Coinbase Entity’s reasonable opinion such Instructions are outside the scope of its obligations under this Coinbase Prime Broker Agreement or are contrary to any applicable laws, rules and regulations (whether arising from any governmental authority or self- regulatory organization); and (d) each Coinbase Entity may rely, in the performance of its duties under this Coinbase Prime Broker Agreement and without any liability, obligation, or responsibility whatsoever on its part, upon any Instructions given by Client’s Authorized Representatives (or otherwise to have been given on Client’s behalf) and upon any notice, request, consent, certificate or other instrument signed or furnished by Client or any of Client’s Authorized Representatives. Client is responsible for losses resulting from inaccurate Instructions. The applicable Coinbase Entity is responsible for losses resulting from its errors in executing a Client Instruction.

13.2
Coinbase will comply with Client’s Instructions to stake, stack or vote Client’s Digital Assets to the extent Coinbase or the applicable Coinbase Entity supports proof of stake validation, proof of transfer validation, or voting for such Digital Assets. The Coinbase Entities may, in their sole discretion, decide whether or not to support (or cease supporting) staking services or stacking or voting for a Digital Asset. For further information about any specific terms and fees applicable to staking or stacking services or voting, please consult the applicable agreements provided to you by Coinbase.

14.	Representations, Warranties, and Additional Covenants
In addition to the obligations arising under this Coinbase Prime Broker Agreement and as a condition of and in consideration of Client accessing and using the Prime Broker Services, Client represents, warrants, and covenants that:
14.1
Client operates in compliance in all material respects with (A) all applicable laws, rules, and regulations, including applicable U.S. securities laws and regulations and any applicable state and federal laws, in each jurisdiction in which Client operates, the non- compliance with which would adversely effect Client’s use of the Prime Broker Account or Prime Broker Services or Client’s performance of its obligations under this Coinbase Prime Broker Agreement and (B) applicable AML Laws, USA PATRIOT Act and Bank Secrecy Act requirements, applicable governmental sanctions and other applicable anti- terrorism statutes, regulations, and conventions of the United States or other international jurisdictions, including but not limited to those implemented by the U.S. Department of Treasury’s Office of Foreign Assets Control. Client further understands and agrees that any fines or penalties imposed on the Coinbase Entities as a direct result of a violation by Client of any applicable securities regulation or law may, at the relevant Coinbase Entity’s reasonable discretion, be passed on to Client and Client acknowledges and represents that Client will be fully liable and responsible for payment to the Coinbase Entity of such fines or penalties, provided that Client shall be given prior notice of any such fines or penalties and will, to the extent permitted by law and Coinbase’s policies and procedures, be permitted to intercede at its own expense;

14.2
To the extent applicable to Client’s business and activities, Client is currently registered with or a member in good standing of all relevant governmental, regulatory, self-regulatory and supervisory agencies, departments and bodies in all relevant jurisdictions in which Client does business, including, to the extent applicable, the Financial Industry Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investor Protection Corporation, the National Futures Association, the Commodity Futures Trading Commission and the Securities and Exchange Commission, and Client will promptly notify Coinbase if Client ceases to be registered with or a member in good standing of any such authority;

14.3
Client will promptly provide information as the Coinbase Entities may reasonably request from time to time regarding any transaction relating to the use of the Prime Broker Services, to the extent necessary to comply with any applicable laws, rules, and regulations, or the guidance or direction of, or request from, any regulatory authority or financial institution; provided that Client may redact such information or remove Confidential Information not relevant to the requirements of this Coinbase Prime Broker Agreement;

14.4
Client’s use of the Prime Broker Services is limited to business activities disclosed in the due diligence information submitted to Coinbase, and will not include any personal, family or household purposes. Client will promptly notify Coinbase in writing in the event it intends to use the Prime Broker Services in connection with any business activities not previously disclosed to Coinbase. Coinbase may, in its sole discretion, prohibit Client from using the Prime Broker Services in connection with any new business activities not previously disclosed;

14.5	Client has the full right, power, authority, and capacity to transact with all Digital Assets involved in the provision of Prime Broker Services to Client;

14.6
Client’s Authorized Representatives have the (a) full right, power, authority, and capacity, to access and use the Prime Broker Services, and (b) appropriate training, sophistication, expertise, and knowledge necessary to understand the nature and risks, and make informed decisions, in respect of Digital Assets and the Prime Broker Services;

14.7
Client is not a resident in nor organized under the laws of any country with which transactions or dealings are prohibited by governmental sanctions imposed by the U.S., the United Nations, the European Union, the United Kingdom, or any other applicable jurisdiction (collectively, “Sanctions Regimes”), nor is it (to the best of its knowledge, with the understanding that Client is an exchange-traded fund) owned or controlled by a person, entity or government prohibited under an applicable Sanctions Regime;

14.8
It has implemented and maintains an AML and sanctions program that is reasonably designed to comply with applicable AML, anti-terrorist, anti-bribery/corruption, and Sanctions Regime laws and regulations, including, but not limited to, the Bank Secrecy Act, as amended by the USA PATRIOT Act (collectively, “AML and Sanctions Laws and Regulations”). Said program includes policies and procedures designed to promote and achieve compliance by Client with AML and Sanctions Laws and Regulations, including: (a) a due diligence program designed to identify and verify the identities of Client’s “authorized participants” (“Authorized Participants”); [(b) enhanced due diligence on high-risk customers, including but not limited to customers designated as politically exposed persons or residing in high-risk jurisdictions;] (c) processes to conduct ongoing monitoring of Authorized Participant transactional activity and report any activity deemed to be suspicious; (d) ongoing Authorized Participant sanctions screening against applicable Sanctions Regimes lists; and (e) processes to maintain records related to the above controls as required by law;

14.9
Client does not maintain any asset in the Prime Broker Account which is derived from any unlawful activity and it will not instruct or otherwise cause Coinbase to hold any assets or engage in any transaction that would cause Coinbase to violate applicable laws and regulations, including applicable AML and Sanctions Laws and Regulations; and

14.10
By executing this Coinbase Prime Broker Agreement, Client further provides written consent to allow the Coinbase Entities to request and obtain any and all beneficial owner information regarding the Client that is maintained on any national beneficial ownership registry, including, but not limited to, the Beneficial Ownership Information Registry maintained by the U.S. Financial Crimes Enforcement Network (“FinCEN”), in order to assist the Coinbase Entities in complying with their anti-money laundering and customer due diligence obligations, with the understanding that the Coinbase Entities will only use such information for those purposes and will maintain the information pursuant to the confidentiality provisions of this Coinbase Prime Broker Agreement.

Coinbase, on behalf of itself and each other Coinbase Entity, represents, warrants, and covenants that:
14.11	It possesses and will maintain, all licenses, registrations, authorizations and approvals required by any government agency, regulatory authority, or other party for it to operate its business and provide or use, as applicable, the Prime Broker Services;
14.12
Its performance under this Coinbase Prime Broker Agreement will not breach (a) any agreement between it and a third party; (b) any obligation of confidentiality regarding the proprietary information of a third party; or (c) any applicable law, rule or regulation applicable to such Coinbase Entity in any material respect;

14.13
It has the full right, power, authority, and capacity to enter into and be bound by this Coinbase Prime Broker Agreement, and the person executing or otherwise accepting this Coinbase Prime Broker Agreement on its behalf has full legal right, power, authority, and capacity to do so;

14.14	This Coinbase Prime Broker Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms; and
14.15
It will not make any public statement, including any press release, media release, or blog post which mentions or refers to Client or a partnership between it and Client, without the prior written consent of Client.

15.	No Investment Advice or Brokerage
15.1
Client assumes full responsibility for the investment decision making for each and every transaction Client directs in or for its Prime Broker Account. Client understands and agrees that the Coinbase Entities (as defined herein) are not an SEC/FINRA registered broker- dealer, or an investment adviser to Client in any respect, and the Coinbase Entities have no liability, obligation, or responsibility whatsoever for Client investment decision making relating to the Prime Broker Services. Client should consult its legal, tax, and accounting professionals regarding Client’s specific situation.

15.2
While the Coinbase Entities may make certain general information available to Client, the Coinbase Entities do not provide Client with any investment, legal, tax or accounting advice. Client further acknowledges that Client is solely responsible for making all investment decision making relating to the Prime Broker Services and that Client shall not rely on the Coinbase Entities in making an investment or any other decision, including with regard to the suitability or value of any Digital Assets or the tax consequences of any such decision, and that the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever regarding any transaction with respect to a Digital Asset through the Prime Broker Services, other than with respect to their respective duties and obligations hereunder. The Coinbase Entities do not make investment decisions for, nor do they exercise any investment discretion over, the Prime Broker Account. All investment decisions relating to the Prime Broker Account are based on Client’s Instructions and Client is solely responsible for determining whether any investment, investment strategy, or transaction involving Digital Assets is appropriate for Client based on Client’s investment objectives, financial circumstances, and risk tolerance.

16.	Opt-In to Article 8 of the Uniform Commercial Code
16.1	Coinbase and Coinbase Custody are each a “securities intermediary” as that term is defined in Article 8 of the Uniform Commercial Code (“UCC”) as enacted in the State of New York (“Article 8”) because in the ordinary course of its business it maintains securities accounts for others. Coinbase is acting as a securities intermediary when it creates Client’s Trading Balance and holds Client Assets in Client’s Trading Balance. Coinbase Custody is acting as securities intermediary when it creates Client’s Vault Balance and holds Client Assets in Client’s Vault Balance. Although they hold only Client Assets and not securities, the Trading Balance and Vault Balance are each a “securities account” under Article 8, and Client is the “entitlement holder” of the securities account under Article 8. Client agrees with Coinbase and Coinbase Custody that Client Assets in the Trading Balance and Vault Balance will be treated as “financial assets” under Article 8. Coinbase and Coinbase Custody are obligated by Article 8 to maintain sufficient cash and Digital Assets to satisfy all entitlements of clients of Coinbase and Coinbase Custody, as applicable, to such cash and Digital Assets. Coinbase and Coinbase Custody may not grant a security interest in the Client Assets in Client’s Trading Balance or Vault Balance to any third party except, to the extent expressly permitted under this Coinbase Prime Broker Agreement or any other executed agreement between the Parties, to any Coinbase Entity or any affiliate thereof. Client Assets in the Trading Balance and Vault Balance are custodial assets. Under Article 8, the Client Assets in the Trading Balance and Vault Balance are not general assets of Coinbase or Coinbase Custody, as applicable, and are not available to satisfy claims of creditors of Coinbase and Coinbase Custody, as applicable. The treatment of Client Assets in the Trading Balance and Vault Balance as financial assets under Article 8 does not determine the characterization or treatment of the cash and Digital Assets under any other law or rule.
16.2
All property credited to Client’s Trading Balance and Vault Balance will be treated as a financial asset within the meaning of Article 8 of the UCC. Coinbase and Coinbase Custody will credit Client with any payments or distributions on any Client Assets it holds for Client’s Trading Balance and Vault Balance. Coinbase and Coinbase Custody, as applicable, will comply with Client’s directions with respect to any Client Assets credited to Client’s Trading Balance or Vault Balance, as applicable. Coinbase and Coinbase Custody will comply with Client’s Instructions to transfer Client Assets in Client’s Trading Balance and Vault Balance subject to the terms of the MTA or Custody Agreement, as applicable, including the Coinbase Trading Rules (as such term is defined in the MTA), and other Coinbase rules. New York will be the securities intermediary’s jurisdiction with respect to Coinbase and Coinbase Custody, and New York law will govern all issues addressed in Article 2(1) of the Hague Securities Convention.

16.3
This Coinbase Prime Broker Agreement describes the entire agreement among the Parties hereto with respect to Article 8 of the applicable Uniform Commercial Code and sets forth the way in which the Coinbase Entities will satisfy their Article 8 duties.

17.	General Use; Prohibited Use
17.1
Prime Broker Site and Content. During the term of this Coinbase Prime Broker Agreement, Coinbase, on behalf of the Coinbase Entities, hereby grants Client a limited, nonexclusive, non-transferable, non-sublicensable, revocable, and royalty-free license, subject to the terms of this Coinbase Prime Broker Agreement, to access and use the Coinbase Prime

Broker Site accessible at prime.coinbase.com (“Coinbase Prime Broker Site”) and related content, materials, and information (collectively, the “Content”) solely for Client’s internal business use and other purposes as permitted by Coinbase in writing from time to time. Any other use of the Coinbase Prime Broker Site or Content is expressly prohibited. All other right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Coinbase Prime Broker Site, Content, and Prime Broker Services is and will remain the exclusive property of the Coinbase Entities and their licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Prime Broker Services or Content, in whole or in part. “Coinbase,” “Coinbase Prime,” “prime.coinbase.com,” and all logos related to the Prime Broker Services or displayed on the Coinbase Prime Broker Site are either trademarks or registered marks of the Coinbase Entities or their licensors. Client may not copy, imitate or use them without Coinbase’s prior written consent. The license granted under this Section 17.1 will automatically terminate upon termination of this Coinbase Prime Broker Agreement, or the suspension or termination of Client’s access to the Coinbase Prime Broker Site or Prime Broker Services.
17.2
Website Accuracy. Although the Coinbase Entities intend to provide accurate and timely information on the Coinbase Prime Broker Site, the Coinbase Prime Broker Site (including the Content) may not always be entirely accurate, complete, or current and may also include technical inaccuracies or typographical errors. In an effort to continue to provide Client with as complete and accurate information as possible, information may be changed or updated from time to time without notice, including information regarding Prime Broker Services policies, products and services. Accordingly, Client should verify all information before relying on it, and all decisions based on information contained on the Coinbase Prime Broker Site are Client’s sole responsibility, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for such decisions. Links to third party materials (including websites) may be provided as a convenience but are not controlled by the Coinbase Entities. The Coinbase Entities are not responsible for any aspect of the information, content, or services contained in any third party materials or on any third party sites accessible from or linked to the Coinbase Prime Broker Site.

17.3
Unauthorized Users. Client shall not permit any person or entity that is not an Authorized Representative (each, an “Unauthorized User”) to access, connect to, and/or use Client’s Prime Broker Account in any way, including through the Coinbase Prime Broker Site or through any third party product or service. Except to the extent caused by a Coinbase Entity’s negligence, bad faith, fraud or willful misconduct, the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, and Client shall be solely responsible and liable for, any and all Claims and Losses arising out of or relating to the acts and omissions of any Unauthorized User in respect of the Prime Broker Services, Prime Broker Account, and/or the Prime Broker Site. Client must notify the relevant Coinbase Entity immediately if Client believes or becomes aware that an Unauthorized User has accessed, connected to, or used Client’s Prime Broker Account.

17.4	Prohibited Use. Client represents and warrants that Client will not use the Prime Broker Services or Prime Broker Account for any illegal activity, including illegal gambling,

money laundering, fraud, blackmail, extortion, ransoming data, the financing of terrorism, other violent activities or any prohibited market practices, including activities and business set forth in Appendix 1.
17.5
Password Security; Contact Information. Client is solely responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys, YubiKeys, other security or confirmation information or hardware, and any other codes that Client uses to access the Prime Broker Account and Prime Broker Services. Any loss or compromise of the foregoing information and/or Client’s personal information may result in unauthorized access to Client’s Prime Broker Account by third parties and the loss (including theft) of any of Client’s Digital Assets. Client agrees to keep Client’s email address and telephone number up to date in Client’s Prime Broker Account in order to receive any notices or alerts that the Coinbase Entities may send to Client. Client shall be solely responsible for any Losses that Client may sustain due to compromise of Prime Broker Account login credentials that are caused by or attributable to Client’s failure to maintain the security and control of such credentials. In the event Client believes Client’s Prime Broker Account information has been compromised, Client must contact Coinbase immediately.

18.	Taxes
18.1
Taxes. It is Client’s sole responsibility to determine whether, and to what extent, any present and future tariffs, duties, or taxes (including federal, state and local income taxes, use taxes, value added taxes, withholding taxes, transfer taxes, stamp taxes, documentary taxes, personal property taxes and all similar costs) imposed or levied by any government or governmental agency (collectively, “Taxes”) apply to any transactions, deposits or withdrawals Client conducts through the Prime Broker Services. Except as otherwise expressly stated herein, Client acknowledges that the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for the accounting or reporting of income or other Taxes with respect to the execution, delivery, or performance of this Coinbase Prime Broker Agreement, each related agreement, and each transaction in respect of any account hereunder or thereunder (for the sake of clarity, including with respect to any related margin lending agreement, post-trade settlement agreement and each related transaction), including unrelated business taxable income under Section 514 of the U.S. Internal Revenue Code of 1986, as amended (the “Code) or effectively connected income of a U.S. trade or business under Section 864(b) of the Code. Client shall be solely responsible for the payment of any and all Taxes and related penalties, interests and costs arising from or relating to such transactions in any such account and Client shall file all tax returns, reports, and disclosures required by applicable law. Client represents and warrants that Client has in place policies and procedures necessary to ensure proper accounting and reporting of any and all taxation of Client, and any and all payment of Taxes by Client, in connection with the transactions.

18.2
Withholding Tax. Except as required by applicable law, each payment under this Coinbase Prime Broker Agreement or collateral deliverable by Client to any Coinbase Entities shall be made, and the value of any collateral or margin shall be calculated, without withholding or deducting any Taxes. If any Taxes are required to be withheld or deducted, Client (a)

authorizes the Coinbase Entities to effect such withholding or deduction and remit such Taxes to the relevant taxing authorities and (b) shall pay such additional amounts or deliver such further collateral as necessary to ensure that the actual net amount received by the Coinbase Entities is equal to the amount that the Coinbase Entities would have received had no such withholding or deduction been required.
18.3
Account Tax Documentation. Client will provide the Coinbase Entities with any tax forms or documentation reasonably requested by the Coinbase Entities (“Account Tax Documentation”), including a duly completed IRS Form W-9 or applicable IRS Form W- 8 (both available at www.irs.gov). Client represents and warrants that such Account Tax Documentation is true, correct and complete. If any such Account Tax Documentation becomes inaccurate, incorrect or obsolete, Client will promptly notify the Coinbase Entities and promptly provide updated Account Tax Documentation. Client understands that the Coinbase Entities may disclose any information with respect to Client Assets, the Prime Broker Account, Custodial Accounts, Trading Accounts, and transactions required by any applicable taxing authority or other governmental entity.

18.4
The Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, and Client shall be solely responsible and liable for, any and all Claims and Losses arising out of or relating to Taxes imposed on Client’s assets, cash, other property, or any income or gain derived therefrom.

19.	Prime Broker Services Fees
19.1
Client agrees to pay all commissions and fees in connection with the Orders and Prime Broker Services on a timely basis as set forth in the Fee Schedule attached as Appendix 3 and any associated pass-through fees (collectively, “Fees”). Client authorizes the Coinbase Entities to satisfy such Fees by deducting the amount thereof from the Vault Balance or Trading Balance, as applicable.

19.2
Subject to the Fee Schedule, Client acknowledges that Coinbase’s fees may include but are not limited to: (a) bank wire fees to deposit and/or withdraw Client Cash; (b) fees in connection with internal transfers from its Vault Balance to its Trading Balance; and (c) fees in connection with external withdrawals of Client Assets. Client further acknowledges that Coinbase Custody will charge fees for any balance of Digital Assets that Client keeps in the Vault Balance. Client acknowledges that certain clients may have a different pricing structure.

19.3	Client acknowledges that it is solely responsible for ensuring knowledge of applicable fees prior to use of the Prime Broker Services.
20.	Confidentiality
20.1
Client and Coinbase on behalf of itself and the Coinbase Entities each agree that the recipient of any non-public, confidential or proprietary information of the other Party including the existence and terms of this Coinbase Prime Broker Agreement and information relating to the other party’s business operations or business relationships or pursuant to this Coinbase Prime Broker Agreement, including the Coinbase Entities’ fees

(collectively “Confidential Information”) (a) will not disclose such Confidential Information except to such party’s affiliates and its and their officers, directors, agents, employees, consultants, contractors and professional advisors who need to know the Confidential Information for the purpose of using, carrying out, or receiving the Prime Broker Services or assisting in the performance of this Coinbase Prime Broker Agreement and who are informed of the confidentiality obligations set forth in this Section 20 and are bound by such obligations of confidentiality or reasonably similar obligations of confidentiality (“Representatives”); and (b) will protect such Confidential Information from unauthorized use and disclosure. Each Party and its Representatives shall use any Confidential Information that it receives pursuant to or in connection with this Coinbase Prime Broker Agreement solely for purposes of (i) providing or using the Prime Broker Services; (ii) exercising a Party’s rights and performing a Party’s obligations under the Coinbase Prime Broker Agreement; and (iii) complying with any applicable laws, rules and regulations; provided that, in addition, the Coinbase Entities may use Confidential Information of Client for (1) risk management; (2) to develop and enhance their products and services; and (3) as set forth in Section 4 of this Coinbase Prime Broker Agreement. Confidential Information shall not include any: (w) information that is or becomes generally publicly available through no fault of the recipient or its Representatives; (x) information that the recipient or its Representatives obtains from a third party (other than in connection with this Coinbase Prime Broker Agreement) that, to the recipient’s best knowledge, is not bound by a duty or obligation of confidentiality prohibiting such disclosure; (y) information that is independently developed by the recipient or its Representatives without the use of Confidential Information provided by the disclosing party; or (z) information disclosed with the prior written consent of the disclosing party.
20.2
Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to the extent required by a court of competent jurisdiction or governmental authority or otherwise as required by law; provided, however, the Party making such required disclosure shall first notify the other Party (to the extent legally permissible) and shall afford the other Party a reasonable opportunity to seek confidential treatment if it wishes to do so and will consider in good faith reasonable and timely requests for redaction. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving party or its Representatives shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party or destroyed, each upon the disclosing party’s request; provided, however, notwithstanding the foregoing, the receiving party (a) may retain one (1) copy of Confidential Information if required by law or regulation; or (b) may retain Confidential Information pursuant to an established document retention policy; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Coinbase Prime Broker Agreement.

21.	Recording of Conversations
For compliance and monitoring purposes, Client is aware that each Coinbase Entity may record conversations at its sole discretion between such Coinbase Entity and Client or its Authorized Representatives relating to this Coinbase Prime Broker Agreement, the Prime Broker Account and

the Prime Broker Services. Client and its Authorized Representatives have no objection and hereby agree to such recording. Client acknowledges that such recordings will not be made available to it at any time, except to the extent required by law or legal process.
22.	Security
The Coinbase Entities have implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard the Coinbase Entities’ electronic systems and Client’s Confidential Information from, among other things, unauthorized access or misuse. In the event of a Data Security Incident (defined below), the applicable Coinbase Entity shall promptly notify Client and such notice shall include the following information: (a) the timing and nature of the Data Security Incident; (b) the information related to Client that was compromised, including the names of any individual acting on Client’s behalf in his or her corporate capacity whose personal information was compromised; (c) when the Data Security Incident was discovered; and (d) remedial actions that have been taken and that the applicable Coinbase Entity plans to take. “Data Security Incident” is defined as an incident whereby (i) an unauthorized person (whether within a Coinbase Entity or a third party) acquired or accessed Client’s Confidential Information; or (ii) Client’s Confidential Information is otherwise lost, stolen, or compromised, each case, while in the possession or control of the Coinbase Entities.
23.	Acknowledgement of Risks
Coinbase hereby notifies Client, and Client hereby acknowledges, that:
23.1
Digital Assets are not legal tender, are not backed by the government, and are not subject to protections afforded by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections;

23.2	Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and/or value of Digital Assets;
23.3	Transactions in Digital Assets may be irreversible, and, accordingly, Digital Assets lost due to fraudulent or accidental transactions may not be recoverable;
23.4	Some Digital Assets transactions shall be deemed to be made when recorded on a public blockchain ledger, which is not necessarily the date or time that Client initiates the transaction;
23.5
The value of Digital Assets may be derived from the continued willingness of market participants to exchange any government issued currency (“Fiat Currency”) for Digital Assets, which may result in the potential for permanent and total loss of value of a particular Digital Asset should the market for that Digital Asset disappear;

23.6	There is no assurance that a person who accepts a Digital Asset as payment today will continue to do so in the future;
23.7	The volatility and unpredictability of the price of Digital Assets relative to Fiat Currency may result in significant loss over a short period of time;
23.8	The nature of Digital Assets may lead to an increased risk of fraud or cyber-attack;
23.9	The nature of Digital Assets means that any technological difficulties experienced by a Coinbase Entity may prevent the access or use of Client’s Digital Assets; and
23.10	Any bond or trust account maintained by Coinbase Entities for the benefit of its customers may not be sufficient to cover all losses (including Losses) incurred by customers.
24.	ERISA
24.1
Client represents and warrants that at all times the assets used to consummate the transactions hereunder (hereinafter referred to as “ERISA Transactions for purposes of this Section 24 and Section 25) do not, and shall not, constitute the assets of (i) an “employee benefit plan” that is subject to Part 4, Subtitle B, Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code; or (iii) a person or entity the underlying assets of which are deemed to include plan assets as determined under Section 3(42) of ERISA and the regulations thereunder, and Client will notify Coinbase (1) if Client is aware in advance that it will breach the foregoing representation and warranty (the “Representation”), reasonably in advance of it breaching the Representation; or (2) promptly upon becoming aware that it is in breach of the Representation. If Client provides such notice or if Coinbase is aware that Client is in breach or will be in breach of the Representation, upon a Coinbase Entity’s written request, Client will terminate any or all transactions under this Coinbase Prime Broker Agreement (x) if Client gave advance notice that it would breach the Representation, prior to breaching the Representation (unless Client avoids the occurrence of such breach); (y) if Client gave no notice but Coinbase is aware that Client will be in breach of the Representation, prior to breaching the Representation (unless Client avoids the occurrence of such breach); or (z) if Client is in breach of the Representation, immediately.

24.2
Client acknowledges that Coinbase is entering into this Coinbase Prime Broker Agreement and each ERISA Transaction based on the representations, warranties, covenants and agreements in this Coinbase Prime Broker Agreement and specifically this Section 24.

24.3
Without prejudice to or any limitation on the rights and obligations set forth in this Coinbase Prime Broker Agreement, the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, and Client, to the extent permitted by law, is solely responsible and liable for, any and all Claims and Losses arising out of or relating to any of the representations, warranties, covenants or agreements in this Section 24, being or becoming untrue.

25.	Other Plans
The assets used to consummate the ERISA Transactions provided hereunder do not, and shall not, constitute the assets of a governmental plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.
26.	Operation of Digital Asset Protocols
26.1
The Coinbase Entities do not own or control the underlying software protocols which govern the operation of Digital Assets involved in connection with the Prime Broker Services. In general, the underlying protocols are open source and anyone can use, copy, modify, and distribute them. By using the Prime Broker Services, Client acknowledges and agrees (i) that the Coinbase Entities make no guarantee of the functionality, security, or availability of underlying protocols; (ii) that some underlying protocols are subject to consensus-based proof of stake validation methods which may allow, by virtue of their governance systems, changes to the associated blockchain or digital ledger (“Governance Modifiable Blockchains”), and that any transactions made by or on behalf of Client validated on such Governance Modifiable Blockchains may be affected accordingly; and (iii) that the underlying protocols are subject to sudden changes in operating rules (a/k/a “forks”), and that such forks may materially affect the value, function, and/or even the name of the Digital Assets involved in the provision of Prime Broker Services to Client. In the event of a fork, Client agrees that the Coinbase Entities may temporarily suspend Prime Broker Services (and shall notify Client of such suspension where possible) and that the Coinbase Entities may, in their sole but reasonable, good faith discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Client acknowledges and agrees that the Coinbase Entities shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of underlying software protocols, transactions affected by Governance Modifiable Blockchains, or an unsupported branch of a forked protocol that the Coinbase Entities decide reasonably and in good faith not to support, except as the result of a Coinbase Entity’s negligence, bad faith, fraud or willful misconduct, and, accordingly, Client acknowledges and assumes the risk of the same (other than the risk of a Coinbase Entity’s negligence, bad faith, fraud or willful misconduct).

26.2
Unless specifically communicated by the Coinbase Entities through an official public statement on the Coinbase website, the Coinbase Entities do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with a Digital Asset (collectively, “Advanced Protocols”) in connection with the Prime Broker Services. Client shall not use Client’s Prime Broker Account to attempt to receive, request, send, store, or engage in any other type of transaction involving an Advanced Protocol. The Prime Broker Services are not configured to detect, process, and/or secure Advanced Protocol transactions and neither Client nor the Coinbase Entities will be able to retrieve any unsupported Advanced Protocol. Coinbase shall have no liability, obligation, or responsibility whatsoever in respect to Advanced Protocols.

27.	Set-off
If any of the following events or conditions occur with respect to Client: (i) Client (x) fails to make, when due, any payment or delivery required under the Coinbase Prime Broker Agreement (including any payment or delivery of collateral or margin but excluding any Fees) and fails to remedy such failure within twenty-four (24) hours following written notice of such failure from Coinbase or (y) fails to make, when due, any payment of Fees and fails to remedy such failure within two (2) Business Days following written notice of such failure from Coinbase (unless the relevant Coinbase Entity satisfies such Fees by deducting the amount thereof from the Vault Balance or Trading Balance, as applicable); (ii) any representation or warranty made by Client in connection with the Coinbase Prime Broker Agreement or the Prime Broker Services is breached or is not or ceases to be accurate and complete, in each case in any material respect; (iii) either (A) a case in bankruptcy is commenced or a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, trustee or similar officer is filed against Client and such case or proceeding is not stayed or dismissed within fifteen (15) days or (B) Client is insolvent or a case in bankruptcy is commenced or a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, trustee or similar officer is filed by Client, or Client makes or proposes to make any arrangement for the benefit of its creditors, or Client or any of its property is subject to any agreement, order or judgment providing for Client’s dissolution, liquidation or reorganization, or for the appointment of a receiver, trustee or similar officer of Client or such property; (iv) Client is dissolved or in any other way terminated; (v) Client breaches any other obligation or covenant to a Coinbase Entity under the Coinbase Prime Broker Agreement and, to the extent capable of remedy, such breach is not cured within five (5) Business Days following written notice of such breach from Coinbase to Client; (vi) this Coinbase Prime Broker Agreement is terminated for Cause (as defined below) and Client’s obligations to each Coinbase Entity have not been fully satisfied; (vii) Client fails to timely settle an executed OTC Order in accordance with its settlement terms and fails to remedy such failure within twenty- four (24) hours following written notice of such failure from Coinbase; or (viii) a default, event of default, termination event or other similar condition or event occurs in respect of Client under any agreement with a Coinbase Entity or any affiliate of a Coinbase entity (other than the Coinbase Prime Broker Agreement), after giving effect to any applicable notice requirement or grace period that may apply under such agreement, resulting in the liquidation of, acceleration of obligations under or early termination of all transactions governed under such agreement (each, a “Default”), then each Coinbase Entity may, in its sole discretion, set off and otherwise apply any and all of the obligations of any and all Coinbase Entities then due to Client against any and all obligations of Client then due to any Coinbase Entities (whether matured or unmatured, fixed or contingent, or liquidated or unliquidated). Without limiting the generality of the foregoing, upon the occurrence and continuation of a Default (unless, with respect to a non-continuing Default, any Coinbase Entity has already commenced exercising its rights under this Section 27 or has otherwise notified Client that it will promptly due so) each Coinbase Entity shall have the right to net the amounts due (including any payments, unpaid trade credits (as applicable), or any other obligations) from it to Client and from Client to it, so that a single settlement payment (the “Net Payment”) shall be payable by one Party to the other, which Net Payment shall be immediately due and payable (subject to the other provisions hereof and of any other agreement with a Coinbase Entity); provided that if any amounts may not be netted against all other amounts, such excluded amounts shall be netted among themselves to the fullest extent permitted under any applicable law, rule or regulation. Upon the occurrence and continuation of a Default (unless, with respect to a non- continuing Default, any Coinbase Entity has already commenced exercising its rights under this Section 27 or has otherwise notified Client that it will promptly due so), each Coinbase Entity may also (a) liquidate, apply and set off any or all Client Assets (as such term is defined in the MTA) or the proceeds thereof against any Net Payment owed to it or any Net Payment owed to another

Coinbase Entity by Client; and (b) set off and net any Net Payment owed by it or any other Coinbase Entity to Client against (i) any or all collateral or margin (or the U.S. dollar value thereof, which shall be determined by Coinbase on the basis of a recent price at which the relevant Digital Asset was sold to customers on the Trading Platform) posted by it or any other Coinbase Entity to Client; and (ii) any Net Payment owed by Client to any Coinbase Entity or any other obligation owing by Client to a Coinbase Entity (whether mature or unmatured, fixed or contingent, or liquidated or unliquidated). With respect to Digital Assets, Client agrees that the Digital Assets held in its Prime Broker Account are of a kind or type customarily sold on recognized markets, subject to standard price quotations and may threaten to decline speedily in value. Client agrees that if any of the Coinbase Entities exercises its setoff rights or secured party remedies against Client’s Digital Assets, that the Coinbase Entity may value the Digital Assets using the same valuation method and same process that is otherwise used when a Coinbase customer sells an asset on the Trading Platform (as such term is defined in the MTA) or any other commercially reasonable valuation method. “Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for general business.
28.	Disclaimer of Warranties
EXCEPT AS OTHERWISE PROVIDED HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PRIME BROKER SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, AND THE COINBASE ENTITIES HEREBY SPECIFICALLY DISCLAIM ALL WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS, IMPLIED OR STATUTORY. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE COINBASE ENTITIES DO NOT WARRANT THAT THE PRIME BROKER SERVICES, INCLUDING ACCESS TO AND USE OF THE COINBASE WEBSITES (INCLUDING THE COINBASE PRIME BROKER SITE AND THE COINBASE CUSTODY SITE), OR ANY OF THE CONTENT CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, TIMELY, COMPATIBLE OR ABLE TO WORK WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES, SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.
29.	Indemnification
29.1
Client shall defend and indemnify and hold harmless each Coinbase Entity, its affiliates and licensors, and each of its and their respective officers, directors and employees from and against: any and all Claims and Losses arising out of or relating to Client’s violation of any law, rule or regulation, or rights of any third party; and any and all Losses arising out of or relating to third party Claims that arise out of or relate to Client’s breach of this Coinbase Prime Broker Agreement or Client’s gross negligence, fraud, or willful misconduct, in each case except to the extent such Claim or Loss arises out of or relates to a Coinbase Entity’s negligence, bad faith, fraud or willful misconduct. This obligation will survive any termination of this Coinbase Prime Broker Agreement.

29.2
Each Coinbase Entity shall defend and indemnify and hold harmless Client, its affiliates and each of its and their respective officers, directors and employees from and against any and all Losses arising out of or relating to third party Claims that Client’s access or use of the Prime Broker Services, as provided by such Coinbase Entity, in accordance with the terms and conditions of this Coinbase Prime Broker Agreement, violates, misappropriates, or infringes upon any United States patent, copyright, trademark, trade secret or other intellectual property right of a third party, except to the extent such Claims or Losses arise out of or relate to Client’s negligence, bad faith, fraud, willful misconduct, or material breach of this Coinbase Prime Broker Agreement. This obligation will survive any termination of this Coinbase Prime Broker Agreement. For the avoidance of doubt, no Coinbase Entity shall be obligated to defend or indemnify or hold harmless Client, its affiliates or its and their respective officers, directors and employees for any such Claims or Losses: (a) based upon any information, specification, instruction, software, service, data, or material not furnished directly to Client by the Coinbase Entities; (b) based upon the combination of the Prime Broker Services with any information, specification, instruction, software, service, data, or material not provided directly to Client by the Coinbase Entities; or (c) based upon access or use of any of the Prime Broker Services other than in accordance with the terms and conditions of this Coinbase Prime Broker Agreement or any applicable third party terms and conditions previously furnished to Client or known to Client or any other indemnified person with respect to Client at the relevant time the Prime Broker Services are accessed or used.
29.3
Each Party’s (the “indemnifying Party’s”) indemnification obligation under this Section 29 shall apply in respect of a Claim or any Losses arising out of or relating to a Claim only if the other Party seeking indemnification (the “indemnified Party”) does the following: (a) notifies the indemnifying Party promptly in writing after the indemnified Party receives notice of the Claim (or sooner if required by applicable law); (b) gives the indemnifying Party the right to assume the defense and any settlement negotiations (subject to Section 29.4 below), which defense shall be conducted by counsel chosen by the indemnifying Party and reasonably satisfactory to the indemnified Party; and in the event that the indemnifying Party elects to assume the defense of any such Claim and retain such counsel, the indemnified Party will bear the fees and expenses of any additional counsel thereafter retained by it; and (c) if the indemnifying Party assumes the defense of such Claim, gives the indemnifying Party the information, authority, and assistance the indemnifying Party reasonably needs to defend against or settle the Claim. If the indemnifying Party fails to notify the indemnified Party that it will assume the defense of such Claim within a reasonable time after its receipt of written notice of such Claim, the indemnified Party shall have the right to undertake the defense of such Claim on behalf of, and for the account and at the risk of, the indemnifying Party. Notwithstanding the preceding sentence, in no event shall the indemnifying Party be liable for the fees and expenses of more than one external counsel (in addition to local counsel of record) for all the indemnified Parties in any jurisdiction in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

29.4
No Party providing indemnification pursuant to this Section 29 shall accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations, or restrictions on, or requires an admission of guilt or wrong-doing from, any party indemnified pursuant to this Section 29, without such party’s prior written consent.

29.5	For the purposes of this Coinbase Prime Broker Agreement:
(a)
“Claim” means any action, suit, litigation, demand, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental, regulatory, or administrative body or any arbitrator or arbitration panel; and

(b)
“Losses” means any liabilities, damages, payments, obligations, losses, interest, costs and expenses, security or other remediation costs (including any regulatory investigation or third party subpoena costs, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses relating to investigating or defending any Claim); fines, taxes, fees, restitution, or penalties imposed by any governmental, regulatory, or administrative body, interest on and additions to tax with respect to, or resulting from, Taxes imposed on Client’s assets, cash, other property, or any income or gains derived therefrom; and judgments (at law or in equity) or awards of any nature.

30.	Computer Viruses
The Coinbase Entities shall not have any liability, obligation, or responsibility whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect Client’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from a Coinbase Entity’s negligence, bad faith, fraud, or willful misconduct. The Coinbase Entities advise the regular use of a reputable and readily available virus screening and prevention software. Client should also be aware that SMS and email services are vulnerable to spoofing and phishing attacks and should use care in reviewing messages purporting to originate from the Coinbase Entities. Client should always access and use its Prime Broker Account through the Coinbase Prime Broker Site to review any Orders, deposits or withdrawals or required actions if Client has any uncertainty regarding the authenticity of any communication or notice.
31.	Business Continuity Plan
The Coinbase Entities have established a business continuity plan(s) that will support their ability to conduct business in the event of a significant business disruption (“SBD”). This plan(s) is reviewed and updated annually, and can be updated more frequently, if deemed necessary by the Coinbase Entities in their sole discretion. Should any Coinbase Entity be impacted by an SBD, it aims to minimize business interruption as quickly and efficiently as possible. To receive more information about the Coinbase Entities’ business continuity plan, please send a written request to security@coinbase.com.
32.	Limitation of Liability
32.1	TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY

INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR SIMILAR LOSSES ARISING OUT OF OR RELATING TO THE PRIME BROKER ACCOUNT, THE PRIME BROKER SERVICES, THIS COINBASE PRIME BROKER AGREEMENT, OR THE PARTIES’ RELATIONSHIP, REGARDLESS OF THE THEORY OF LIABILITY (WHETHER CONTRACT, TORT, STATUTORY, OR OTHER THEORY), EVEN IF SUCH PARTY (OR AUTHORIZED REPRESENTATIVE THEREOF) HAD BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.
32.2
CLIENT CONSENTS TO THE USE OF AUTOMATED SYSTEMS BY THE COINBASE ENTITIES IN CONJUNCTION WITH CLIENT’S PRIME BROKER ACCOUNT AND THE PRIME BROKER SERVICES, INCLUDING AUTOMATED ORDER ENTRY AND EXECUTION, ROUTING, RECORDKEEPING, REPORTING, AND ACCOUNT RECONCILIATION AND RISK MANAGEMENT SYSTEMS (COLLECTIVELY, “AUTOMATED SYSTEMS”). CLIENT AGREES AND UNDERSTANDS THAT THE USE OF AUTOMATED SYSTEMS ENTAILS RISKS, INCLUDING INTERRUPTION OR DELAYS OF SERVICE, SYSTEM FAILURE, AND ERRORS IN THE DESIGN OR FUNCTIONING OF SUCH AUTOMATED SYSTEMS (COLLECTIVELY, A “SYSTEM FAILURE”) THAT COULD CAUSE SUBSTANTIAL LOSSES TO CLIENT. WITHOUT LIMITING SECTION 32.1, NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT SHALL ANY COINBASE ENTITY HAVE ANY LIABILITY, OBLIGATION, OR RESPONSIBILITY WHATSOEVER FOR ANY CLAIMS OR LOSSES ARISING OUT OF OR RELATING TO A SYSTEM FAILURE IN RESPECT OF ANY AUTOMATED SYSTEM ESTABLISHED AND MAINTAINED BY A PARTY THAT IS NOT A COINBASE ENTITY OR AN AFFILIATE OF A COINBASE ENTITY.

32.3
WITHOUT LIMITING SECTIONS 32.1 OR 32.2, NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT SHALL ANY COINBASE ENTITY HAVE ANY LIABILITY, OBLIGATION, OR RESPONSIBILITY WHATSOEVER TO CLIENT OR ANY THIRD PARTY FOR THE ACTS OR OMISSIONS OF, OR ANY LOSSES PAID OR PAYABLE TO CLIENT OR ANY THIRD PARTY BY, ANY OTHER COINBASE ENTITY IN RESPECT OF THE PRIME BROKER ACCOUNT, THE PRIME BROKER SERVICES, THIS COINBASE PRIME BROKER AGREEMENT, OR THE PARTIES’ RELATIONSHIP. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS COINBASE PRIME BROKER AGREEMENT SHALL BE DEEMED TO CREATE ANY JOINT OR JOINT AND SEVERAL LIABILITY AMONG ANY OF THE COINBASE ENTITIES.

32.4
WITHOUT LIMITING SECTIONS 32.1, 32.2, OR 32.3, NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT SHALL ANY COINBASE ENTITY HAVE ANY LIABILITY, OBLIGATION, OR RESPONSIBILITY WHATSOEVER TO CLIENT OR ANY THIRD PARTY FOR ANY CLAIMS OR LOSSES ARISING FROM OR RELATING TO CLIENT ASSETS ALLOCATED TO THE COINBASE CONNECTED TRADING VENUE DIGITAL ASSET BALANCE, EXCEPT TO THE EXTENT OF CLIENT’S PRO RATA SHARE

OF LOSSES DUE TO THE THEFT OF SUPPORTED DIGITAL ASSETS ARISING OUT OF OR RELATING TO THE NEGLIGENCE, BAD FAITH, FRAUD, OR WILLFUL MISCONDUCT OF THE RELEVANT CONNECTED TRADING VENUE; PROVIDED THAT COINBASE SHALL BE SUBROGATED TO ANY CLAIM CLIENT MAY HAVE AGAINST SUCH CONNECTED TRADING VENUE, AND CLIENT SHALL COOPERATE IN ANY ATTEMPT BY COINBASE TO RECOVER AGAINST SUCH CONNECTED TRADING VENUE.
32.5
EXCEPT (i) WITH RESPECT TO THE EXCLUDED LIABILITIES OR (ii) TO THE EXTENT CAUSED BY THE RELEVANT PARTY’S FRAUD OR WILLFUL MISCONDUCT, WITHOUT LIMITING SECTIONS 32.1, 32.2, 32.3, OR 32.4, NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT (x) SUBJECT TO CLAUSE (y) IMMEDIATELY BELOW, SHALL ANY COINBASE ENTITY’S OR CLIENT’S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THE PRIME BROKER ACCOUNT, THE PRIME BROKER SERVICES, THIS COINBASE PRIME BROKER AGREEMENT, OR THE PARTIES’ RELATIONSHIP EXCEED AN AMOUNT GREATER THAN THE VALUE OF THE SUPPORTED DIGITAL ASSETS INVOLVED IN THE TRANSACTION(S) GIVING RISE TO SUCH LIABILITY; AND (y) SOLELY IN RESPECT OF CUSTODIAL SERVICES PROVIDED PURSUANT TO THE CUSTODY AGREEMENT, SHALL COINBASE CUSTODY’S AGGREGATE LIABILITY EXCEED THE GREATER OF (A) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO COINBASE CUSTODY IN RESPECT OF THE CUSTODIAL SERVICES DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY; AND (B) THE VALUE OF THE SUPPORTED DIGITAL ASSETS ON DEPOSIT IN CLIENT’S CUSTODIAL ACCOUNT(S) GIVING RISE TO SUCH LIABILITY AT THE TIME OF THE EVENT GIVING RISE TO SUCH LIABILITY (THE VALUE OF WHICH SHALL BE CALCULATED AT THE AVERAGE UNITED STATES DOLLAR ASK PRICE, AT THE TIME OF SUCH EVENT, OF THE THREE (3) LARGEST U.S.-BASED EXCHANGES (BY TRAILING 30-DAY VOLUME) WHICH OFFER THE RELEVANT DIGITAL CURRENCY OR DIGITAL ASSET/USD TRADING PAIR, AS RELEVANT); PROVIDED, HOWEVER, THAT IN NO EVENT SHALL COINBASE CUSTODY’S AGGREGATE LIABILITY IN RESPECT OF EACH COLD STORAGE ADDRESS EXCEED ONE HUNDRED MILLION US DOLLARS (US$100,000,000).

“EXCLUDED LIABILITIES” MEANS (w) THE OBLIGATION OF CLIENT TO PAY ANY FEES OWED BY IT UNDER THIS COINBASE PRIME BROKER AGREEMENT; (x) ANY LIABILITY OF CLIENT ARISING FROM ITS BREACH OF SECTION 17.1 OF THIS COINBASE PRIME BROKER AGREEMENT; (y) ANY LIABILITY OF CLIENT ARISING FROM ITS BREACH OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS IN SECTION 14.1 OF THIS COINBASE PRIME BROKER AGREEMENT AND (z) ANY LIABILITY OR OBLIGATION OF A PARTY ARISING UNDER SECTION 20 OF THIS COINBASE PRIME BROKER AGREEMENT (PROVIDED THAT IN NO EVENT WILL ANY PARTY’S LIABILITY ARISING UNDER SECTION 20 OF THIS COINBASE PRIME BROKER AGREEMENT EXCEED AN AMOUNT OF FIVE MILLION US DOLLARS

(US$5,000,000) IN THE AGGREGATE).
32.6
WITHOUT LIMITING SECTIONS 32.1, 32.2, 32.3, 32.4, OR 32.5, NOTWITHSTANDING ANY OTHER PROVISION IN THIS COINBASE PRIME BROKER AGREEMENT, IN NO EVENT SHALL ANY COINBASE ENTITY HAVE ANY LIABILITY, OBLIGATION, OR RESPONSIBILITY WHATSOEVER TO CLIENT OR ANY THIRD PARTY FOR ANY CLAIMS OR LOSSES ARISING OUT OF OR RELATING TO THE PRIME BROKER ACCOUNT, THE PRIME BROKER SERVICES, THIS COINBASE PRIME BROKER AGREEMENT, OR THE PARTIES’ RELATIONSHIP, EXCEPT TO THE EXTENT SUCH LOSSES RESULT FROM SUCH COINBASE ENTITY’S NEGLIGENCE, BAD FAITH, FRAUD, OR WILLFUL MISCONDUCT.

32.7
CLIENT UNDERSTANDS AND AGREES THAT THE FOREGOING LIMITATIONS AND DISCLAIMERS OF LIABILITY SHALL APPLY EQUALLY TO ANY COINBASE ENTITY’S AFFILIATES AND LICENSORS, AND EACH OF ITS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES.

33.	Privacy
The Coinbase Entities shall use and disclose Client’s and its Authorized Representatives’ non- public personal information in accordance with the Coinbase Privacy Policy.
34.	Arbitration
[Reserved].
35.	Term, Termination and Suspension
This Coinbase Prime Broker Agreement is effective as of the date written below and shall remain in effect until terminated by Coinbase or Client as follows:
(a)
Either Party may terminate this Coinbase Prime Broker Agreement in its entirety for any reason and without Cause by providing at least ninety (90) days’ prior written notice to the other Party. For such purpose, the Coinbase Entities shall be considered a single Party and Client must provide its notice to Coinbase as agent for the Coinbase Entities.

(b)
Regardless of any other provision of this Coinbase Prime Broker Agreement, the Coinbase Entities may, in their sole discretion, terminate this Coinbase Prime Broker Agreement in its entirety or suspend, restrict or terminate Client’s Prime Broker Services, including by suspending, restricting or closing Client’s Prime Broker Account and/or any associated Trading Account, Custodial Account or any credit account (as applicable), for Cause, at any time upon written notice to Client.

“Cause” for purposes of this Section 35 shall include:
(i)	A Default (other than a Default described in clause (vi) of Section 27 of this

Coinbase Prime Broker Agreement) occurs and is continuing with respect to Client;
(ii)
Client materially breaches this Coinbase Prime Broker Agreement, including any agreement, exhibit, appendix, addendum, policy referenced herein, or supplement attached hereto, and, to the extent capable of remedy, such breach is not cured within five (5) Business Days following written notice from Coinbase to Client of such breach;

(iii)	A requirement of a facially valid subpoena, court order, or binding order of a government authority;
(iv)
Client’s Prime Broker Account is subject to any pending litigation, investigation, or government proceeding and/or Coinbase reasonably perceives a heightened risk of legal or regulatory non-compliance associated with Client’s use of the Prime Broker Services; or

(v)
Coinbase reasonably suspects Client of attempting to circumvent Coinbase’s controls or uses the Prime Broker Services in a manner Coinbase otherwise deems inappropriate or potentially harmful to itself or third parties.

(c)
Client acknowledges that the Coinbase Entities’ decision to take certain actions, including suspending, restricting or terminating Client’s Prime Broker Account or Prime Broker Services, may be based on confidential criteria that are essential to Coinbase’s risk management and security practices. Client agrees that the Coinbase Entities are under no obligation to disclose the details of its risk management and security practices to Client.

(d)
Notwithstanding the foregoing, each exhibit, addendum and supplement to this Coinbase Prime Broker Agreement is separately terminable in accordance with any terms set forth therein explicitly addressing termination thereof; provided, however, that if the MTA or Custody Agreement is terminated, the remainder of this Coinbase Prime Broker Agreement, including each other exhibit, addendum and supplement, shall terminate concurrently. The consequences of termination of each of the Prime Broker Services shall be as set forth in the respective exhibit, addendum or supplement.

36.	Severability
If any provision or condition of this Coinbase Prime Broker Agreement shall be held invalid or unenforceable, the remainder of this Coinbase Prime Broker Agreement shall continue in full force and effect.
37.	Waiver
Any waivers of rights by a Party under this Coinbase Prime Broker Agreement must be expressed in writing and signed by such Party (or in the case of a Coinbase Entity, by Coinbase on behalf of itself or another relevant Coinbase Entity). A waiver will apply only to the particular circumstance giving rise to the waiver and will not be considered a continuing waiver in other similar circumstances unless the intention to grant a continuing waiver is expressed in writing. Any Party’s failure to insist on strict compliance with this Coinbase Prime Broker Agreement or any other course of conduct by such Party shall not be considered a waiver of its rights under this Coinbase Prime Broker Agreement (including all agreements, exhibits, appendices, addenda, policies referenced herein, and supplements attached hereto or referenced herein).
38.	Survival
All provisions of this Coinbase Prime Broker Agreement which by their nature extend beyond the expiration or termination of this Coinbase Prime Broker Agreement, including sections pertaining to suspension or termination, cancellation of Prime Broker Services, debts owed to the Coinbase Entities, general use of the Coinbase websites (including the Coinbase Prime Broker Site and the Coinbase Custody Site), disputes with the Coinbase Entities, the treatment of Confidential Information, and general provisions such as indemnification and limitation of liability, shall survive the termination or expiration of this Coinbase Prime Broker Agreement.
39.	Governing Law; Consent to Jurisdiction
This Coinbase Prime Broker Agreement, Client’s Prime Broker Account, and the Prime Broker Services, and any Claim or other cause of action based upon, arising out of or related thereto (whether based on law, in equity, in contract, in tort or any other theory), will be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws principles, except to the extent such state law is preempted by federal law.
Client and each Coinbase Entity agree that any action, suit, or proceeding based upon, arising out of or related to this Agreement shall be brought only in the state or federal courts in New York County, New York. In the event of such an action, suit, or proceeding, Client and each Coinbase Entity agree to waive and not raise as an affirmative defense any claim that such courts lack personal jurisdiction or are an improper or inconvenient venue.
40.	Force Majeure
The Coinbase Entities shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Entities, including any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists including cyber-related terrorist acts; hacking; government restrictions; any ruling by any Connected Trading Venue, exchange or market (other than Coinbase’s exchange platform); market volatility or disruptions in order trading on any Connected Trading Venue, exchange or market; suspension of trading; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; failure of equipment and/or software; failure of computer or other electronic or mechanical equipment or communication lines; plague; epidemic; pandemic; outbreaks of infectious disease or any other public health crises, including quarantine or other employee restrictions; failure of third parties to follow instructions; acts or omissions of any Connected Trading Venue; or any other catastrophe or other occurrence which is beyond the reasonable control of the Coinbase Entities, in each case, except to the extent caused by or attributable to the negligence, fraud, bad faith or willful misconduct of a Coinbase Entity.
41.	Entire Agreement; Headings
This Coinbase Prime Broker Agreement, together with all agreements, exhibits, appendices, addenda, policies referenced herein, and supplements attached hereto or referenced herein, comprises the entire understanding between Client and the Coinbase Entities as to the Prime Broker Services and supersedes all prior discussions, agreements and understandings, including any previous version of this Coinbase Prime Broker Agreement and the Custodial Services Agreement between Client and any Coinbase Entity, including all exhibits, appendices, addenda, policies referenced therein, and supplements attached thereto or referenced therein. Section headings in this Coinbase Prime Broker Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Coinbase Prime Broker Agreement.
42.	Amendments
Any modification or addition to this Coinbase Prime Broker Agreement must be in writing and either (a) signed by a duly authorized representative of each Party, or (b) accepted and agreed to by Client.
43.	Assignment
No Party may assign any rights and/or licenses granted under this Coinbase Prime Broker Agreement without the written consent of the other Parties. However, Coinbase reserves the right to assign its rights under this Coinbase Prime Broker Agreement to any of the Coinbase Entities or their affiliates or subsidiaries, or to any successor in interest of any business associated with the Prime Broker Services, provided that Coinbase will notify Client within a reasonable amount of time after such assignment. Any attempted transfer or assignment in violation hereof shall be null and void. Subject to the foregoing, this Coinbase Prime Broker Agreement will bind and inure to the benefit of the Parties, their successors and permitted assigns.
44.	Relationship of the Parties
Nothing in this Coinbase Prime Broker Agreement shall be deemed or is intended to be deemed as creating a joint venture, nor shall it cause Client and any Coinbase Entity to be treated as partners, joint venturers, or otherwise as joint associates for profit, nor shall Client or any Coinbase Entity be treated as the agent of the other except to the extent otherwise expressly set forth herein.
45.	Notice and Contacts
45.1
All notices required or permitted to be given hereunder (excluding, for the avoidance of doubt, any Communications which Client has agreed and consented to receive electronically pursuant to Appendix 2 attached hereto) shall be in writing delivered to the Party at its address specified below via an overnight mailing company of national reputation. Any Party that changes its notice address must notify the other Party promptly of such change.

If to any Coinbase Entity:
Legal Department
Coinbase, Inc.
248 3rd St #434
Oakland CA, 94607
legal@coinbase.com
If to Client, the address specified in its signature block on the Execution Page.
45.2	In the event of any market operations, connectivity, or erroneous trade issues that require immediate attention including any unauthorized access to Client’s Prime Broker Account, please contact:
To Coinbase: support@coinbase.com.
To Client: the email address specified in its signature block on the Execution Page.
46.	Contact Coinbase; Complaints
46.1	If Client has any feedback, questions, or complaints, Client may contact Coinbase Customer Support at support@coinbase.com.
46.2	To see more information about our regulators, licenses, and contact information for feedback, questions or complaints, please visit https://www.coinbase.com/legal/licenses.
47.	Construction
As used in this Coinbase Prime Broker Agreement, (a) the words “including”, “includes” and their other derivations are non-exclusive and are in each case deemed to be followed by the words “without limitation”; and (b) the words “agrees to” and “will” are in each case deemed to mean “shall”.
48.	Counterparts
This Coinbase Prime Broker Agreement may be executed in one or more counterparts, including by facsimile or email of .pdf signatures or DocuSign (or similar electronic signature software), each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Coinbase Prime Broker Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Coinbase Prime Broker Agreement, including the Custody Agreement and MTA, to be duly executed and delivered as of the date below.
COINBASE, INC. For itself and as agent for the Coinbase Entities

By:	/s/ Lauren Abendschein

Name:	Lauren Abendschein

Title:	VP

Date:	October 9, 2025

CLIENT: INVESCO GALAXY SOLANA ETF
By: Invesco Capital Management LLC, as its Sponsor

By:	/s/ Rudolf Reitmann

Name:	Rudolf Reitmann

Title:	Global Head of UIT & ETF Services

Date:	October 9, 2025

Address:	c/o Invesco Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515, Attention: Legal Department

E-Mail:	adam.henkel@invesco.com

EXHIBIT A
to the Coinbase Prime Broker Agreement
COINBASE CUSTODY CUSTODIAL SERVICES AGREEMENT
This Custody Agreement is entered into between Client and Coinbase Custody and governs Client’s use of the Custodial Services (as defined herein) provided by Coinbase Custody. Capitalized terms used in this Custody Agreement that are not defined herein shall have the meanings assigned to them in the General Terms.
1.	Custodial Services
Client hereby appoints Coinbase Custody as its provider of Custodial Services in accordance with the terms and conditions of this Custody Agreement. Coinbase Custody shall provide Client with a segregated custody account controlled and secured by Coinbase Custody (“Custodial Account”) to store certain Digital Assets supported by Coinbase Custody, on Client’s behalf (“Custodial Services”). Coinbase Custody represents that it is, and during all times that it maintains a Custodial Account on behalf of, or provides Custodial Services to, Client will be, a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on Client’s behalf. Digital Assets in Client’s Custodial Account are not treated as general assets of Coinbase Custody. Rather, Coinbase Custody serves as a fiduciary and custodian on Client’s behalf, and the Digital Assets in Client’s Custodial Account are considered custodial assets that remain Client’s property.
2.	Custodial Account
2.1
In General. The Custodial Services allow (i) Client to hold its Vault Balance (as that term is defined in the MTA) in its Custodial Account and transfer Digital Assets to and from its Trading Balance (as that term is defined in the MTA), (ii) Client to deposit supported Digital Assets from a public blockchain address controlled by Client into its Custodial Account, (iii) withdraw supported Digital Assets from its Custodial Account to a public blockchain address controlled by Client, and (iv) for certain additional services as may be agreed to between Client and Coinbase Custody from time to time in an addendum or attachment hereto. Each such deposit or withdrawal shall be a “Custody Transaction” and conform to Instructions provided by Client through the Coinbase Prime Broker Site. Client shall withdraw Digital Assets only to public blockchain addresses and accounts owned by Client or to an address for which Client has conducted the necessary Know Your Customer (KYC) and anti-money laundering (AML) due diligence. Digital Assets are stored in Client’s Custodial Account in accordance with the terms of this Custody Agreement and are not commingled with other clients’ Digital Assets. Coinbase Custody reserves the right to refuse to process or to cancel any pending Custody Transaction as required by law or in response to a subpoena, court order, or other binding government order or to enforce transaction, threshold, and condition limits or if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or applicable rule of a governmental authority or self-regulatory organization.

Coinbase Custody cannot reverse a Custody Transaction which has been broadcast to a Digital Asset network.
2.2
Digital Asset Deposits and Withdrawals. Coinbase Custody processes supported Digital Asset Custody Transactions according to Instructions received from Client or Client’s Authorized Representatives, and Coinbase Custody does not guarantee the identity of any user, receiver, requestee, or other party. Client should verify all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Client agrees that it will not withdraw Digital Assets to a blockchain address or account that is not owned by Client or to an address for which Client has not conducted the necessary KYC and AML due diligence. Coinbase Custody reserves the right to charge network fees (including miner fees) to process a Custody Transaction on Client’s behalf. Coinbase Custody will calculate the network fee, if any, in its sole and absolute discretion, although Coinbase Custody will always notify Client of the network fee at or before the time Client authorizes the Custody Transaction. Coinbase Custody reserves the right to delay any Custody Transaction if it perceives a risk of fraud or illegal activity.

2.3
Digital Asset Storage and Transmission Delays. With respect to Digital Assets held in the Cold Vault Balance (as that term is defined in the MTA), Coinbase Custody requires up to twenty-four (24) hours between any request to withdraw Digital Assets from Client’s Custodial Account and submission of Client’s withdrawal to the applicable Digital Asset network. Since Coinbase Custody securely stores all Digital Asset private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate such a withdrawal of Digital Assets held in the Cold Vault Balance in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal. Client acknowledges and agrees that a Custody Transaction may be delayed, and that Digital Assets held in the Cold Vault Balance shall not be withdrawn upon less than twenty- four (24) hours’ notice initiated from Client’s Custodial Account. The time of such request shall be the time such notice is transmitted from Client’s Custodial Account. While Coinbase Custody will make reasonable efforts to process Client initiated deposits in a timely manner, Coinbase Custody makes no representations or warranties regarding the amount of time needed to complete processing as such processing is dependent upon many factors outside of Coinbase Custody’s control.

2.4
Supported Digital Assets. The Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support. The Digital Assets that Coinbase Custody supports may change from time to time. Prior to initiating a deposit of a Digital Asset to Coinbase Custody, Client must confirm that Coinbase Custody offers Custodial Services for that specific Digital Asset. By initiating a deposit of a Digital Asset to a Custodial Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Coinbase Custody. Under no circumstances should Client attempt to use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Coinbase Custody. Depositing or attempting to deposit Digital Assets that are not supported by Coinbase Custody may result in such Digital Asset being irretrievable by Client and Coinbase Custody. Coinbase Custody shall have no liability, obligation, or responsibility whatsoever regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Coinbase Custody does not support. To confirm which Digital Assets are supported by Coinbase Custody, Client should login at the Coinbase Prime Broker Site and carefully review the list of supported Digital Assets. Coinbase Custody recommends that Client deposit a small amount of supported Digital Asset as a test prior to initiating a deposit of a significant amount of supported Digital Asset. Coinbase Custody may from time to time determine types of Digital Asset that will be supported or cease to be supported by the Custodial Services. Coinbase Custody shall provide Client with thirty (30) days ‘written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement.
2.5
Monitoring of Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Custodial Account and the Custodial Services and the resulting information may be utilized, reviewed, retained and/or disclosed by Coinbase Custody for its internal purposes or in accordance with the rules of any applicable legal, regulatory or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process or government request.

2.6
Independent Verification. Coinbase Custody shall, upon written request, provide Client’s or its investment adviser’s authorized independent public accountant with confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and (ii) Client’s Digital Assets are held in a separate account under Client’s name.

2.7
Third Party Payments. The Custodial Services are not intended to facilitate third party payments of any kind. As such, Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or has stored, in Client’s Custodial Account.

2.8
Termination and Cancellation. If, pursuant to Section 35 of the General Terms, Coinbase Custody closes Client’s Custodial Account or terminates Client’s use of the Custodial Services, Client will be permitted to withdraw Digital Assets associated with Client’s Custodial Account for ninety (90) days after Custodial Account deactivation or cancellation unless such withdrawal is otherwise prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority. If a shorter time frame than the ninety (90) days prescribed in the preceding sentence is required by an applicable court order, subpoena or regulatory or governmental authority, Client shall use commercially reasonable efforts to withdraw such Digital Assets within such shorter time frame.

3.	Coinbase Custody Obligations
3.1	Bookkeeping. Coinbase Custody will keep timely and accurate records as to the deposit, disbursement, investment, and reinvestment of the Digital Assets. Coinbase Custody will maintain accurate records and bookkeeping of the Custodial Services as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.
3.2	Insurance. Coinbase Custody will obtain and maintain, at its sole expense, insurance coverage in such types and amounts as are commercially reasonable for the Custodial Services provided hereunder.
3.3
Statements. Coinbase Custody will provide Client with an account statement on at least a quarterly basis that identifies the amount of each Digital Asset in the Custodial Account at the end of the period and sets forth all transactions in the Custodial Account during that period. Client acknowledges that such information may be provided as part of the account statement provided pursuant to Section 10 of the General Terms.

4.	Coinbase Custody Representations and Warranties
Coinbase Custody represents and warrants the following:
(a)
Coinbase Custody will safekeep Client’s Digital Assets and segregate all such Digital Assets from both the (a) property of Coinbase Custody and of any other Coinbase Entities, and (b) assets of other customers of Coinbase Custody;

(b)	subject to Section 27 of the General Terms, Coinbase Custody has no right, interest, or title in Client’s Digital Assets;
(c)	Coinbase Custody will maintain adequate capital and reserves to the extent required by applicable law; and
(d)	Coinbase Custody will not, directly or indirectly, lend, pledge, hypothecate or re- hypothecate any of Client’s Digital Assets.
5.	Additional Matters
In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through or with the assistance of affiliates of, or vendors to, Coinbase Custody. Client shall receive notice of any material change in the entities that provide the Custodial Services. Unless Client terminates this Custody Agreement as permitted herein, any new agreements or amended terms and conditions associated with such change shall be governed by Sections 41 and 42 of the General Terms.
[Remainder of page intentionally left blank]

EXHIBIT B
to the Coinbase Prime Broker Agreement
COINBASE MASTER TRADING AGREEMENT
Client should carefully consider whether trading or holding Digital Assets is suitable for its purpose, including in relation to Client’s knowledge of Digital Assets and Digital Asset markets and Client’s financial condition. All investments involve risk, and the past performance of a financial product does not guarantee future results or returns.
This Master Trading Agreement (“MTA”) provides terms and conditions for clients to trade Digital Assets through the Coinbase prime broker execution platform (“Trading Platform”) and is entered into between Client and Coinbase. Upon executing this MTA and completion of standard account opening procedures, Coinbase will open a Trading Account for Client on the Trading Platform consisting of linked accounts at Coinbase and Coinbase Custody, each accessible via the Trading Platform (“Trading Account”). The Trading Platform shall provide Client with access to trade execution and automated trade routing services and Coinbase Execution Services (as described below) to enable Client to submit orders (“Orders”) to purchase and sell specified Digital Assets in accordance with this MTA and the Coinbase Trading Rules, as amended and updated from time to time at https://www.coinbase.com/legal/trading_rules or a successor website (the “Coinbase Trading Rules”) (such services, the “Trading Services”). Capitalized terms used in this MTA that are not defined herein shall have the meanings assigned to them in the General Terms.
1.	Order Routing and Connected Trading Venues
1.1
The Trading Platform operates a trade execution service through which Client may submit Orders to purchase or sell Digital Assets. After Client submits an Order, the Trading Platform will automatically route the Order (or a portion of the Order) to one of the trading venues to which the Trading Platform has established connections (each such venue, a “Connected Trading Venue”). Each Order shall be sent, processed and settled at each Connected Trading Venue to which it is routed. Once an Order to purchase Digital Assets has been placed, the associated Client Assets (as defined below) used to fund the Order will be placed on hold and will generally not be eligible for use or withdrawal.

1.2
With each Connected Trading Venue, Coinbase shall establish an account in its name, or in its name for the benefit of clients, to trade on behalf of its clients. The establishment of a Trading Account will not cause Client to have a direct legal relationship, or account with, any Connected Trading Venue. The Trading Platform shall not intentionally match the buy and sell orders of its clients against each other and shall not intentionally settle Orders against or otherwise trade with Coinbase’s principal funds. Client acknowledges that Coinbase and its other clients may trade in their own interest on the Connected Trading Venues and could, therefore, be the counterparty to a Client Order on a Connected Trading Venue.

1.3
Client acknowledges that Coinbase has sole discretion to determine the Connected Trading Venues to which it establishes connections. Coinbase directs Orders to the Connected Trading Venues on an automated basis and generally does not manually route orders. In designing the algorithms that determine an Order’s routing logic, Coinbase considers a variety of factors relating to the Order and the Connected Trading Venues, including the speed of execution, whether the venue is able to consummate off-chain transactions, the availability of efficient and reliable systems, the level of service provided, and the cost of executing orders. Coinbase may receive cash payments or other financial incentives (such as reciprocal business arrangements) from the Connected Trading Venues.
1.4
Coinbase makes no representation or warranty of any kind regarding any Connected Trading Venue, including as to its financial condition, data, security or quality of its execution services, and shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, except (i) to the extent set forth in Section 32.4 of the General Terms and (ii) to the extent of Coinbase’s negligence, bad faith, fraud or willful misconduct. Digital Assets may trade at different prices on different trading venues, and other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute Client’s Order.

1.5
Coinbase acts in an agency capacity for purposes of certain Orders, but may also act in a principal capacity for certain Orders, as specified in the Coinbase Trading Rules. In the Request For Quotation (“RFQ”) service, Coinbase acts as principal to fill Orders by providing indicative firm pricing in accordance with a variety of market factors, at its sole discretion. Client should independently evaluate whether such services are appropriate given its investing profile and sophistication, among other considerations.

2.	Client Trading Balance and Vault Balance
2.1
For purposes of this MTA, Client’s Digital Assets are referenced as “Client Digital Assets,” Client’s cash is referenced as “Client Cash,” and Client Digital Assets and Client Cash are together referenced as “Client Assets.”

2.2
Within the Trading Platform, Coinbase provides access to two types of accounts with balances relating to Client Assets: (1) the “Trading Balance” (as described below in Section 2.3) and (2) the “Vault Balance” (as described below in Section 2.5). The Trading Account provides a record of both the Trading Balance and the Vault Balance. Client decides how much Client Digital Assets to allocate from time to time between the Trading Balance and the Vault Balance. Client’s Trading Balance is separate from any Digital Assets Client maintains directly with Coinbase Custody.

2.3
Client Digital Assets credited to the Trading Balance are immediately available to Client for purposes of submitting an Order. Coinbase holds Digital Assets credited to the Trading Balance in one of three ways: (i) in omnibus hot wallets (each, an “Omnibus Hot Wallet”); (ii) in omnibus cold wallets (each, an “Omnibus Cold Wallet”); and (iii) in Coinbase’s accounts with the Connected Trading Venues (“Coinbase Connected Trading Venue Digital Asset Balance”). Client agrees that Coinbase has sole discretion in deciding how to allocate Digital Assets credited to the Trading Balance. Because Digital Assets credited to the Trading Balance are held on an omnibus basis and because of the nature of certain Digital Assets, Client does not have an identifiable claim to any particular Digital Asset.

Instead, Client’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets Coinbase has allocated to the Omnibus Hot Wallets, Omnibus Cold Wallets and Coinbase Connected Trading Venue Digital Asset Balance. Coinbase relies on the Connected Trading Venues for the Coinbase Connected Trading Venue Digital Asset Balance, and Client has no contractual relationship with Coinbase Custody or the Connected Trading Venues with respect to Digital Assets credited to the Trading Balance.
2.4
Client may maintain Client Cash in the Trading Balance (not the Vault Balance). Coinbase holds Client Cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Coinbase’s name for the benefit of customers at one or more U.S. insured depository institutions (each, an “FBO account”); (ii) with respect to USD, in liquid investments, which may include but are not limited to U.S. treasuries and money market funds, in accordance with state money transmitter laws; and (iii) in Coinbase’s omnibus accounts at Connected Trading Venues. Coinbase will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Client’s interest in a manner designed to enable receipt of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Client Cash for Client’s benefit on a pass-through basis. Coinbase cannot guarantee that pass-through FDIC deposit insurance will apply, since such insurance is dependent in part on compliance of the depository institutions. Coinbase may also title its accounts at some or all Connected Trading Venues and maintain records of Client interests in those accounts in a manner consistent with FDIC requirements for pass- through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution. It does not apply to any Coinbase Entity or to any Digital Asset held by a Coinbase Entity on Client’s behalf. Client Cash is immediately available to Client for purposes of submitting an Order, unless a restriction applies.

2.5
At Client’s election, Client Digital Assets may also be allocated to the Vault Balance which is held in a Custodial Account (as defined in the Custody Agreement) in Client’s name at Coinbase Custody pursuant to the Custody Agreement. The custody of Client Digital Assets in the Vault Balance held in Client’s Custodial Account will be divided between segregated hot storage in Client’s name, or if applicable, Portfolio name, (“Hot Vault Balance”) and segregated cold storage in Client’s name, or if applicable, Portfolio name, (“Cold Vault Balance”). Client maintains sole discretion in deciding how to allocate Digital Assets among the Hot Vault Balance and Cold Vault Balance. Digital Assets in the Hot Vault Balance can be transferred immediately to Client’s Trading Balance, unless a restriction applies. Digital Assets in the Cold Vault Balance can be transferred to Client’s Trading Balance subject to Coinbase Custody’s standard cold storage withdrawal procedures. Client appoints Coinbase as Client’s agent for purposes of instructing Coinbase Custody to transfer Client Digital Assets between Client’s Vault Balance and Client’s Trading Balance. Client agrees that an Instruction to Coinbase to settle an Order to or from Client’s Vault Balance constitutes authorization to Coinbase to transfer Client Digital Assets to or from Client’s Vault Balance as necessary or appropriate to consummate such settlement.
2.6
In all circumstances and consistent with laws and regulations applicable to Coinbase, Coinbase will keep an internal ledger that indicates the Client Assets credited to Client’s Trading Balance and enables Coinbase and its auditors and regulators to identify Client and the Client Assets. Maintenance of the Vault Balance shall be subject to the terms of the Custody Agreement.

2.7
Coinbase treats all Client Assets as custodial assets held for the benefit of Client. No Client Assets credited to the Trading Balance shall be considered to be the property of, or loaned to, Coinbase, except as provided in any loan agreement between Client and any Coinbase Entity. Coinbase does not represent or treat Client Digital Assets or Client Cash as Coinbase assets on its balance sheet. Neither Coinbase nor any Coinbase Entity will sell, transfer, loan, rehypothecate or otherwise alienate Client Assets credited to Client’s Trading Balance unless instructed by Client pursuant to an agreement between Client and a Coinbase Entity.

3.	Role of Coinbase Custody
3.1
To facilitate the Trading Services, Coinbase may maintain the Omnibus Hot Wallet and the Omnibus Cold Wallet in one or more custodial FBO accounts with its affiliate, Coinbase Custody. In such cases, although the Omnibus Hot Wallet and the Omnibus Cold Wallet are held in Coinbase’s FBO accounts with Coinbase Custody, Client’s legal relationship for purposes of Digital Assets held in the Omnibus Hot Wallet and the Omnibus Cold Wallet is not directly or indirectly with Coinbase Custody and the terms, conditions and agreements relating to those wallets are governed by this MTA.

3.2
Client Digital Assets held in the Hot Vault Balance and Cold Vault Balance are maintained directly between Client and Coinbase Custody in Client’s name and are subject to the terms of Client’s Custody Agreement.

4.	Cash and Digital Asset Deposits and Withdrawals
4.1
To deposit Client Cash, Client must initiate a transfer from a linked bank account, a wire transfer, a SWIFT transfer, a deposit or other form of electronic payment approved by Coinbase from time to time to Coinbase’s bank account, the instructions for which are available on the Coinbase Prime Broker Site. Coinbase will credit the Trading Balance with Client Cash once the associated cash is delivered to Coinbase. Client Cash is held as described in Section 2.4 of this MTA. As noted in Section 2.4 of this MTA, Coinbase intends for Client to benefit from FDIC deposit insurance on Client Cash in the Trading Balance on a pass-through basis, but does not guarantee or warrant that treatment.

4.2	To withdraw Client Cash, Client may also initiate a withdrawal of Client Cash from the Trading Balance at any time using the withdrawal function on the Trading Platform.
4.3
To deposit Client Digital Assets, Client can transfer Client Digital Assets directly to the Omnibus Hot Wallet or Omnibus Cold Wallet, the instructions for which are available on the Coinbase Prime Broker Site. In addition, Client may transfer Client Digital Assets to and among its Hot Vault Balance or Cold Vault Balance that Client holds with Coinbase Custody. When Client transfers Digital Assets to Coinbase or Coinbase Custody, it delivers custody and control of the Digital Assets to Coinbase, Coinbase Custody or Coinbase’s designee. Client represents and warrants that any Digital Asset transferred to Coinbase or Coinbase Custody is free and clear of all liens, claims and encumbrances.
4.4
To withdraw Client Digital Assets, Client must provide Coinbase with Instructions via the Coinbase Prime Broker Site (“Withdrawal Transfer”). Once Client has initiated a Withdrawal Transfer, the associated Client Digital Assets will be in a pending state and will not be included in Client’s Trading Balance or Vault Balance. Client acknowledges that Coinbase may not be able to reverse a Withdrawal Transfer once initiated. Client may withdraw Client Digital Assets at any time, subject to delays for Digital Assets held in the Cold Vault Balance, and any applicable account, platform or network delay or restriction.

4.5
Client must verify all transaction information prior to submitting withdrawal Instructions to Coinbase, as Coinbase cannot and does not guarantee the identity of the wallet owner or bank account to which Client is sending Client Digital Assets or Client Cash, as applicable. Coinbase shall have no liability, obligation, or responsibility whatsoever for Client Cash or Client Digital Asset transfers sent to or received from a wrong party in reliance on inaccurate Instructions.

5.	Order Submission, Settlement and Cancellation
5.1
After Client has submitted an Order, Client cannot cancel, reverse, or change any Order marked as complete, and Coinbase does not guarantee that Client will be able to cancel, reverse or change any other Order once it has been submitted. Coinbase will use reasonable efforts to fulfill bona fide Orders and cancellation requests that comply with the terms of this MTA, including the Coinbase Trading Rules, but Coinbase shall have no liability, obligation, or responsibility whatsoever if Coinbase is unable to do so or is delayed in doing so. Coinbase also will have no liability, obligation, or responsibility whatsoever for inaccurate Instructions Coinbase receives or for delays in receiving or failure to receive Instructions. Coinbase’s security procedures are designed to control access to the Prime Broker Account, not the accuracy of Client Instructions, and Coinbase may execute any Order on the terms received.

5.2	Client agrees to make full payment for all Orders in the Trading Account and authorizes Coinbase to debit the Prime Broker Account to settle any Order submitted using the Trading Services.
6.	Order Confirmations and Order Errors
6.1
Coinbase will confirm the execution or cancellation of any Order solely by transmitting an electronic confirmation to Client via e-mail or through the Trading Platform. Client agrees to accept electronic trade confirmations in lieu of printed confirmations. Client agrees to monitor each Order until Coinbase has confirmed the Order’s execution or cancellation through the Trading Platform (“Order Confirmations”).

6.2	Client acknowledges that Order Confirmations may be delayed or erroneous. Client agrees to notify Coinbase promptly in writing through the Trading Platform or through the Coinbase dedicated customer service email address or website form (available at: help.coinbase.com/en/contact-us) if: (i) Client fails to receive an accurate Order Confirmation; (ii) Client receives an Order Confirmation different than Client’s Order; (iii) Client receives an Order Confirmation for an order that Client did not place; or (iv) the Order Confirmation otherwise reflects any inaccuracy regarding Client’s Orders, balances, positions, transaction history, or any other feature of Client’s use of the Trading Services.
6.3
Client agrees to return to Coinbase any assets erroneously distributed to Client promptly upon Coinbase’s evidence to Client of such distribution error, but in any event within thirty (30) days of such evidence being provided. Client further agrees not to withdraw the erroneously distributed assets from its Trading Account, or to return it entirely to Coinbase if Client has already withdrawn the assets.

6.4
All Orders are subject to Coinbase Trading Rules, the rules and policies of the Connected Trading Venues, and all applicable laws, rules and regulations. Client agrees that Coinbase may adjust Client’s Trading Balance or Vault Balance to correct any error, in accordance with this MTA and the Coinbase Trading Rules.

6.5
Coinbase may modify the terms of or cancel any Order executed on the Trading Platform if Coinbase determines in its reasonable discretion that the Order was clearly erroneous according to the Coinbase Trading Rules.

7.	Disruption to Trading Platform; Limits on Client’s Orders
7.1
Client acknowledges that electronic facilities and systems such as the Trading Platform are vulnerable to disruption, delay or failure and, consequently, such facilities and systems may be unavailable to Client as a result of foreseeable and unforeseeable events. Client understands and agrees that Coinbase does not guarantee uninterrupted access to the Trading Platform or all features of the Trading Services. Client acknowledges that although Coinbase will attempt to provide notice of any scheduled or unscheduled unavailability that would result in Client being unable to access the Trading Platform or the Trading Services, Coinbase cannot guarantee advanced notice to Client.

7.2
Coinbase may, in its sole discretion, take the following actions and shall use reasonable efforts to provide Client with as much prior notice as practicable in each case: (i) halt or suspend trading on the Trading Platform, (ii) halt or suspend trading of any Digital Assets or currency, or (iii) to the extent provided in the Coinbase Prime Broker Agreement, halt or suspend Client’s Trading Services. Further, Coinbase may impose, in its sole discretion, limits on the amount or size of Client’s Orders and Coinbase shall use reasonable efforts to provide Client with as much prior notice as practicable of any such limits.

8.	Coinbase Trading Rules and Order Types
Client agrees to comply with the Coinbase Trading Rules in effect at the time of any Order or use of the Trading Services. Clients can select from various types of Orders (each an “Order Type”) and the terms of each Order Type may vary. Client agrees to review and become familiar with the terms of all Order Types available through the Trading Service. A detailed description of the terms of all Orders is contained in the Coinbase Trading Rules. Coinbase reserves the right to modify the terms of any Order Type and the Coinbase Trading Rules at any time without prior notice to Client, and Client acknowledges that it is solely responsible for ensuring knowledge of applicable Order Types and the Coinbase Trading Rules prior to placing an Order.
9.	Coinbase Supported Digital Assets
Coinbase determines in its sole discretion to support Digital Assets for use with the Trading Services. For an updated list of supported Digital Assets, please visit the Coinbase Prime Broker Site. Not all Digital Assets supported for Custodial Services are also supported for Trading Services.
10.	Coinbase Execution Services; Security Interest in Connection with OTC Orders
10.1
At Coinbase’s sole discretion, Client may elect to submit Orders to Coinbase Execution Services (“CES”), a Trading Service through which CES personnel will execute Orders on behalf of Client. CES will execute Orders by using automated trade routing services through Client’s Prime Broker Account or by fulfilling Orders on Coinbase’s over-the- counter (“OTC”) trading service (“OTC Services”). Coinbase has sole and absolute discretion to accept or reject any Order submitted to CES. Coinbase and Client may communicate regarding Instructions related to Orders submitted to CES on a mutually agreed communication medium, including instant messaging, email, and telephone.

10.2
CES brokers Orders on a best efforts basis as Client’s agent and may exercise discretion in executing Orders. Client must pre-fund its Trading Balance and/or establish a credit arrangement with Coinbase Credit prior to submitting such Orders. By electing to use CES, Client agrees that it is authorizing CES personnel to access its Prime Broker Account to initiate and execute Orders. Client acknowledges that CES personnel will retain access to the Client Prime Broker Account until Client’s Authorized Representative(s) provides Coinbase with Instructions to terminate such access. Absent express written agreement between the Parties, Coinbase will accept Orders only from Authorized Representatives that are designated as having trading authority with respect to the Prime Broker Account; Client is solely responsible for updating the identities of the Authorized Representatives that have such trading authority.

10.3
For OTC Services, CES personnel will confirm the terms of an Order (which terms shall include asset, quantity, price, settlement timing, and fees) with Client prior to executing the Order. Coinbase has policies and procedures in place that are reasonably designed to prevent the disclosure of the Client’s identity to its OTC counterparty. Coinbase may, in its sole and absolute discretion, accept the following statements (or similar or analogous statements) as Client’s final and binding agreement to the terms of an Order: “done,” “I buy,” “bought,” “I sell,” or “sold.” A completed, executed, and settled Order will be reflected in Client’s Prime Broker Account.

10.4
For Orders fulfilled via OTC Services (“OTC Orders”), each of Client’s and its OTC counterparty’s confirmations of the terms of the OTC Order deems such OTC Order as binding and final, and thereby executed. Client hereby grants to Coinbase a continuing first priority security interest in, lien on and right of set off against all of Client’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in Client’s Trading Balance and Vault Balance and all Client Assets held in the Trading Balance and the Vault Balance together with proceeds thereof, in order to secure Client’s settlement obligations arising in connection with OTC Orders.
10.5	[Reserved].
11.	Determination of Suitability; All Risks Not Disclosed
Coinbase’s provision of the Trading Services is neither a recommendation that Client enter into a particular Order nor a representation that any product described on the Trading Platform is suitable or appropriate for Client. Many of the Trading Services described on the Trading Platform involve significant risks, and Client should not use the Trading Services unless it has fully understood all such risks and has independently determined that such Orders are appropriate. Any discussion of the risks contained in this MTA or on the Trading Platform should not be considered to be a disclosure of all risks or a complete discussion of the applicable risks.
12.	Characterization of Trading Services; Not a Registered Broker-Dealer or Investment Adviser
Client understands and acknowledges that no transactions executed in connection with Client’s Trading Account or the Trading Services are securities transactions, and Coinbase is not registered with the U.S. Securities and Exchange Commission as a broker-dealer or an investment adviser or licensed under any state securities laws. Coinbase is not acting as a fiduciary in respect of Client (including in connection with its rights under this MTA) and does not have any responsibility under the standards governing the conduct of broker-dealers, fiduciaries, investment advisers or investment managers. Client agrees and acknowledges that any information or advice provided by Coinbase or any other Coinbase Entity does not and will not serve as the basis of any investment decision by Client.
13.	Coinbase Corporate Accounts
Coinbase and its affiliates may transact through trading accounts on the Trading Platform (“Coinbase Corporate Accounts”) for purposes including inventory management, to facilitate Client Orders, and for other corporate purposes. To the extent that a Coinbase Corporate Account transacts on the Trading Platform, the Coinbase Corporate Account (i) will not have any special priority vis-a-vis Client Orders and will be subject to the Coinbase Trading Rules, (ii) will trade only on Market Data available to all clients, and (iii) will not access any non-public data of any clients. Coinbase’s internal ledger will indicate the amount of each Digital Asset held for each client and each such Coinbase Corporate Account.
14.	Term, Termination and Suspension
14.1
Regardless of any other provision of this MTA, Coinbase may, in its sole discretion, suspend, restrict or terminate Client’s Trading Services, including by suspending, restricting or closing Client’s Trading Account, in accordance with Section 35 of the General Terms.

14.2
If Client is subject to termination, Client agrees to transfer any Client Assets off the Trading Platform within thirty (30) days of receipt of the termination notice unless such transfer is otherwise prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena or court order. Client agrees to promptly provide Coinbase with Instructions as to where its Client Assets should be transferred, and agrees that failure to do so within thirty (30) days of receipt of notice of termination may result in Client Assets being transferred to Client’s linked bank account or Digital Asset wallet on file, in each case subject to off-set for any outstanding obligations to any Coinbase Entity in accordance with the General Terms. Final disbursement of assets may be delayed until any remaining obligations or indebtedness have been satisfied. Client is responsible for all debits, costs, commissions, and losses arising from any actions Coinbase must take to liquidate or close transactions in Client’s Trading Account.

15.	Unclaimed Property
If Coinbase is holding Client Assets in the Trading Balance, has no record of Client’s use of the Trading Services for an extended period, and is otherwise unable to contact Client, Coinbase may be required under applicable laws, rules or regulations to report these assets as unclaimed property and to deliver such unclaimed property to the applicable jurisdiction. Coinbase may deduct a dormancy fee or other administrative charge from such unclaimed funds, as permitted by applicable laws, rules or regulations.
16.	Tax Reporting Information
16.1
At Client’s cost, Coinbase shall use good faith efforts to provide such information, cooperation and assistance as is reasonably requested by Client to enable Client to satisfy any applicable tax reporting requirements directly related to Client’s use of the Prime Broker Services.

16.2
Coinbase will provide Client with transaction history for the Trading Account, including purchase dates, purchase price information, sale dates (including conversion and/or transfer dates, if applicable) and sales price (including conversion and/or transfer price, if applicable) for each Digital Asset and the Trading Account.

16.3	Coinbase will provide Client with an applicable Form 1099 for the Trading Account each calendar year.

API Supplement to the MTA
Developer Tools
1.
Use of Developer Tools. If Client elects to use developer tools rather than interface through the Trading Platform, this API Supplement shall be incorporated into the MTA by reference and all defined terms in the MTA shall apply to this API Supplement. The terms of the MTA and this API Supplement shall govern Client’s use of any and all development applications provided by Coinbase, including Coinbase’s application programming interface and any accompanying or related documentation, source code, executable applications and other materials (the “Coinbase API”), the Coinbase Sandbox, and any other resources or services available on or through the Coinbase systems (“Coinbase API Services”) (collectively, the “Developer’s Tools”).

2.
License Grant. Subject to the terms and restrictions set forth in the MTA, Coinbase grants Client a limited, revocable, non-exclusive, non-transferrable and non-sublicensable license solely to use and integrate the Developer’s Tools and underlying content into Client’s website or application (Client’s “Application”) so that Client’s Application can interface directly with Coinbase devices, applications, or services.

3.
Security. Client shall take steps to adequately secure its APi Keys and OAuth Tokens, including the security measures specified at: https://developers.coinbase.com/docs/wallet/api-key-authentication and https://developers.coinbase.com/docs/wallet/coinbase-connect/security-best-practices.

4.
Limitation on Use. Unless otherwise agreed with Coinbase, Developer Tools may only be used to facilitate Client and its Authorized Representatives’ access to the Coinbase API Services and not to re-sell or otherwise provide parties other than Client and its Authorized Representatives with access to the Coinbase API Services.

5.	Restrictions. Client shall not:
(a)	Copy, rent, lease, sell, sublicense, or otherwise transfer Client’s rights in the Developer’s Tools to a third party.
(b)	Alter, reproduce, adapt, distribute, display, publish, reverse engineer, translate, disassemble, decompile or otherwise attempt to create any source code that is derived from the Developer’s Tools.
(c)	Cache, aggregate, or store data or content accessed via the Developer’s Tools other than for purposes allowed under the MTA.
(d)	Use the Developer’s Tools for any Application that constitutes, promotes or is used in connection with spyware, adware, or any other malicious programs or code.
(e)
Use the Developer’s Tools to encourage, promote, or participate in illegal activity, violate third party rights, including intellectual property rights or privacy rights, or engage in any Prohibited Use or Prohibited Business as defined in

www.coinbase/legal/prohibited.
(f)
Use the Developer’s Tools in a manner that exceeds reasonable request volume, constitutes excessive or abusive usage, or otherwise impacts the stability of Coinbase’s servers or impacts the behavior of other applications using the Developer’s Tools.

(g)	Attempt to cloak or conceal Client’s identity or application’s identity when requesting authorization to the Developer’s Tools.
6.
API Calls and Compliance. Coinbase may at its sole discretion set limits on the number of API calls that Client can make, for example in the interest of service stability. If Client exceeds these limits, Coinbase may moderate its activity or cease offering it access to the Coinbase APIs altogether in Coinbase’s reasonable discretion. Client agrees to such limitations and will not attempt to circumvent such limitations. Coinbase may immediately suspend or terminate access to the Developer’s Tools without notice if Coinbase believes, in its reasonable discretion, that Client is in violation of the MTA.

7.
Updates and Support. Coinbase may elect to provide Client with support or modifications for the Developer’s Tools, in its sole discretion, and may terminate such support at any time without notice. Coinbase may change, suspend, or discontinue any aspect of the Developer’s Tools at any time, including the availability of any Developer’s Tools.

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Appendix 1
to the Coinbase Prime Broker Agreement
PROHIBITED USE, PROHIBITED BUSINESS, AND CONDITIONAL USE
This policy sets forth the limitations concerning Client’s use of Client’s Prime Broker Account. Coinbase, on behalf of the Coinbase Entities, may amend this policy at any time by providing a revised version on the Coinbase Prime Broker Site. The revised version will be effective at the time Coinbase posts it. Coinbase will provide Client with prior notice of any material changes via the Coinbase Prime Broker Site.
1.
PROHIBITED USE. Client may not use Client’s Custodial Account to engage in the following categories of activity (“Prohibited Uses”). The Prohibited Uses extend to any third party that gains access to the Prime Broker Services through Client’s account or otherwise, regardless of whether such third party was authorized or unauthorized by Client to use the Prime Broker Services associated with the Prime Broker Account. The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of Prime Broker Services involves a Prohibited Use, or has questions about how these requirements apply to Client, please contact Coinbase. By opening a Prime Broker Account, Client confirms that Client will not use Client’s Prime Broker Account to do any of the following:

(a)
Unlawful Activity: Activity which would violate, or assist in violation of, any law, statute, ordinance, or regulation, sanctions programs administered in the countries where the Coinbase Entities conduct business, including the U.S. Department of Treasury’s Office of Foreign Assets Control, or which would involve proceeds of any unlawful activity; publish, distribute or disseminate any unlawful material or information.

(b)
Abusive Activity: Actions which impose an unreasonable or disproportionately large load on the Coinbase Entities’ infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to the Prime Broker Site that contains viruses, Trojan horses, worms, or any other harmful or deleterious programs; attempt to gain unauthorized access to the Prime Broker Site, other Prime Broker Accounts, computer systems or networks connected to the Prime Broker Site, through password mining or any other means; use Prime Broker Account information of another party to access or use the Prime Broker Site; or transfer Client’s Prime Broker Account access or rights to Client’s Prime Broker Account to a third party, unless by operation of law or with the express permission of Coinbase.

(c)
Abuse Other Users: Interfere with another Coinbase Prime Broker user’s access to or use of any Prime Broker Services; defame, abuse, extort, harass, stalk, threaten or otherwise violate or infringe the legal rights (including rights of privacy, publicity and intellectual property) of others; incite, threaten, facilitate, promote, or encourage hate, racial intolerance, or violent acts against others; harvest or otherwise collect information from the Prime Broker Site about others, including email addresses, without proper consent.
(d)	Fraud: Activity which operates to defraud the Coinbase Entities, Coinbase Prime Broker users, or any other person; provide any false, inaccurate, or misleading information to the Coinbase Entities.
(e)	Gambling: Lotteries; bidding fee auctions; sports forecasting or odds making; fantasy sports leagues with cash prizes; Internet gaming; contests; sweepstakes; games of chance.
(f)
Intellectual Property Infringement: Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law, including sales, distribution, or access to counterfeit music, movies, software, or other licensed materials without the appropriate authorization from the rights holder; use of the Coinbase Entities’ intellectual property, name, or logo, including use of Coinbase Prime Broker trade or service marks, without express consent from the Coinbase Entities or in a manner that otherwise harms the Coinbase Entities, or any Coinbase brand; any action that implies an untrue endorsement by or affiliation with the Coinbase Entities.

(g)
Written Policies: Client may not use the Prime Broker Account or the Prime Broker Services in a manner that violates, or is otherwise inconsistent with, any operating instructions promulgated by the Coinbase Entities.

2.
PROHIBITED BUSINESSES. Although Coinbase may offer a Prime Broker Account to any entity that can successfully create an account in accordance with the terms of this Coinbase Prime Broker Agreement, the following categories of businesses, business practices, and sale items are barred from the Prime Broker Services (“Prohibited Businesses”). The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of the Prime Broker Services involves a Prohibited Business, or has questions about how these requirements apply to Client, please contact Coinbase. By opening a Prime Broker Account, Client confirms that Client will not use the Prime Broker Services in connection with any of following businesses, activities, practices, or items:

(a)	Restricted Financial Services: Check cashing, bail bonds, collections agencies.
(b)
Intellectual Property or Proprietary Rights Infringement: Sales, distribution, or access to counterfeit music, movies, software, or other licensed materials without the appropriate authorization from the rights holder.

(c)	Counterfeit or Unauthorized Goods: Unauthorized sale or resale of brand name or designer products or services; sale of goods or services that are illegally imported or exported or which are stolen.
(d)	Regulated Products and Services: Marijuana dispensaries and related businesses; sale of tobacco, e-cigarettes, and e-liquid; online prescription or pharmaceutical services; age-restricted goods or services; weapons and munitions; gunpowder and other explosives; fireworks and related goods; toxic, flammable, and radioactive materials; products and services with varying legal status on a state-by-state basis.
(e)	Drugs and Drug Paraphernalia: Sale of narcotics, controlled substances, and any equipment designed for making or using drugs, such as bongs, vaporizers, and hookahs.
(f)	Pseudo-Pharmaceuticals: Pharmaceuticals and other products that make health claims that have not been approved or verified by the applicable local and/or national regulatory body.
(g)	Substances designed to mimic illegal drugs: Sale of a legal substance that provides the same effect as an illegal drug (e.g., salvia, kratom).
(h)
Adult Content and Services: Pornography and other obscene materials (including literature, imagery and other media); sites offering any sexually-related services such as prostitution, escorts, pay-per view, adult live chat features.

(i)	Multi-level Marketing: Pyramid schemes, network marketing, and referral marketing programs.
(j)
Unfair, Predatory or Deceptive Practices: Investment opportunities or other services that promise high rewards; sale or resale of a service without added benefit to the buyer; resale of government offerings without authorization or added value; sites that Coinbase determines in our sole discretion to be unfair, deceptive, or predatory towards consumers.

(k)	Gambling Services.
(l)	Weapons Manufacturers/Vendors.
(m)
Money Services: Gift cards; prepaid cards; sale of in-game currency unless the merchant is the operator of the virtual world; act as a payment intermediary or aggregator or otherwise resell any of the Custodial Services.

(n)	Crowdfunding
(o)	High-risk Businesses: any businesses that Coinbase believes pose elevated financial risk or legal liability.
(p)	Hate Groups
3.
CONDITIONAL USE. Express written consent and approval from Coinbase on behalf of the Coinbase Entities must be obtained prior to using Prime Broker Services for the following categories of business and/or use (“Conditional Uses”). Coinbase may also require Client to agree to additional conditions, make supplemental representations and warranties, complete enhanced on-boarding procedures, and operate subject to restrictions if Client uses the Prime Broker Services in connection with any of following businesses, activities, or practices:
(a)	Charities: Acceptance of donations for nonprofit enterprise.
(b)	Games of Skill: Games which are not defined as gambling under this Coinbase Prime Broker Agreement or by law, but which require an entry fee and award a prize.
(c)	Religious/Spiritual Organizations: Operation of a for-profit religious or spiritual organization.
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Appendix 2
to the Coinbase Prime Broker Agreement
E-SIGN DISCLOSURE AND CONSENT
This policy describes how the Coinbase Entities deliver communications to Client electronically. Coinbase, on behalf of the Coinbase Entities, may amend this policy at any time by providing a revised version on the Coinbase Prime Broker Site. The revised version will be effective at the time Coinbase posts it. Coinbase will provide Client with prior notice of any material changes via the Coinbase Prime Broker Site.
1.	ELECTRONIC DELIVERY OF COMMUNICATIONS.
Client agrees and consents to receive electronically all communications, agreements, documents, notices and disclosures (collectively, “Communications”) that Coinbase provides in connection with Client’s Prime Broker Account and Client’s use of Prime Broker Services. Communications include:
(a)
Terms of use and policies Client agrees to (e.g., this Coinbase Prime Broker Agreement, including all agreements, exhibits, appendices, addenda, policies referenced herein, and supplements attached hereto), including updates to these agreements or policies;

(b)	Prime Broker Account details, history, transaction receipts, confirmations, and any other Prime Broker Account deposit, withdrawal or transaction information;
(c)	Legal, regulatory, and tax disclosures or statements the Coinbase Entities may be required to make available to Client; and
(d)	Responses to claims or customer support inquiries filed in connection with Client’s Prime Broker Account.
Coinbase will provide these Communications to Client by posting them on the Prime Broker Site, emailing them to Client at the primary email address on file with Coinbase, communicating to Client via instant chat, and/or through other electronic communication. For the sake of clarity, the Parties hereby acknowledge and agree that Client’s consent herein allows for electronically delivered Communications to be accepted and agreed to by Client through the Prime Broker Services interface. Furthermore, the Coinbase Entities may use electronic signatures and obtain them from Client in connection with Client’s use of the Prime Broker Services. Client consents and agrees that Client’s electronic signature on Communications, including agreements, terms of use, addenda, consents, authorizations or updates relating thereto has the same effect as if Client signed them in ink.
2.	HARDWARE AND SOFTWARE REQUIREMENTS.
In order to access and retain electronic Communications, Client will need the following computer hardware and software:

(a)	A device with an Internet connection;
(b)
A current web browser that includes 128-bit encryption (e.g. , Internet Explorer version 9.0 and above, Firefox version 3.6 and above, Chrome version 31.0 and above, or Safari 7.0 and above) with cookies enabled;

(c)	A valid email address (Client’s primary email address on file with Coinbase); and
(d)	Sufficient storage space to save past Communications or an installed printer to print them.
3.	HOW TO WITHDRAW CLIENT’S CONSENT.
Client may withdraw Client’s consent to receive Communications electronically by contacting Coinbase. If Client fails to provide or if Client withdraws Client’s consent to receive Communications electronically, Coinbase reserves the right to immediately close Client’s Prime Broker Account or charge Client additional fees for paper copies.
4.	UPDATING CLIENT’S INFORMATION.
It is solely Client’s responsibility to provide Coinbase with a true, accurate, and complete e-mail address and Client’s contact information, and to keep such information up to date. Client understands and agrees that if Coinbase sends Client an electronic Communication but Client does not receive it because Client’s primary email address on file is incorrect, out of date, blocked by Client’s service provider, or Client is otherwise unable to receive electronic Communications, Coinbase will be deemed to have provided the Communication to Client. Client may update Client’s information by logging into Client’s Prime Broker Account and visiting settings or by contacting Coinbase.
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Appendix 3
to the Coinbase Prime Broker Agreement
COINBASE PRIME FEE SCHEDULE
This Fee Schedule is effective upon the Effective Date of the Coinbase Prime Broker Agreement between Coinbase and Client, and sets forth the fees payable to the Coinbase Entities in connection with the Prime Broker Services. All capitalized terms not defined in this Fee Schedule shall have the meaning given to them in the Coinbase Prime Broker Agreement.
This Fee Schedule is subject to modification from time to time upon mutual written agreement of Coinbase, on behalf of itself and as agent for the Coinbase Entities, and Client. Notwithstanding the foregoing, Coinbase, on behalf of itself and as agent for the Coinbase Entities, shall also have the right to modify the fees set forth in this Fee Schedule at its discretion at any time upon not less than thirty (30) days’ prior written notice to Client.
Client acknowledges that it is solely responsible for ensuring knowledge of applicable fees prior to use of the Prime Broker Services including the Trading Services and Custodial Services.
SETTLEMENT FEES
Client shall pay the aggregate amount of Settlement Fees on a monthly basis:
•	The “Settlement Fee” shall be [ ] per settlement in Client’s Trading Balance.
•
Each settlement is (i) a withdrawal or deposit of Digital Assets using the Prime Broker Services and (ii) between Client and other identified participants involved in Client’s share creations and redemptions.

PRIME BROKER CUSTODY ETP SERVICES FEE
On a monthly basis, Client shall pay a Prime Broker Custody ETP Services Fee associated with (x) the Custody Account and associated Custodial Services provided by Coinbase Custody Trust Company, LLC and (y) other exchange traded product (ETP) services provided to Client:
The “Prime Broker Custody ETP Services Fee” will be the Monthly Average AUC multiplied by the Custodial Billing Rate. The Prime Broker Custody ETP Services Fee is a tiered, annualized fee. See Notes below for further details.
Notes
•
“Monthly Average AUC” shall equal the USD denominated sum of Client’s Daily AUC (as defined below) for each calendar day of the billing month, for each Digital Asset on deposit in the Custodial Account, divided by the number of calendar days in the billing month.

•
The “Custodial Billing Rate” is defined as the proportion of total calendar days in the billing month to total calendar days in the billing year multiplied by the Annualized Prime Broker Custody ETP Services Fee Rate (as defined below).

•
With respect to each Digital Asset on deposit in the Custodial Account on any calendar day, the “Client’s Daily AUC” shall equal the daily Digital Asset price for such Digital Asset as listed on Coinbase Pro multiplied by Client’s daily Digital Asset balance for such Digital Asset on deposit in the Custodial Account as of 4PM ET.

•
The “Annualized Prime Broker Custody ETP Services Fee Rate” is applied on a marginal basis and shall equal the sum of each Monthly Average AUC tier multiplied by the associated rate tier. For example, if Client had a Monthly Average AUC of $1.5M, Client would have an Annualized Prime Broker Custody ETP Services Fee Rate that equals: ($999,999.99 at rate tier 1) + ($500,000 at rate tier 2):

Monthly Average AUC	Rate Tier (in basis points)
Less than $1 million
$1 million or more up to and including $10 million
More than $10 million up to and including $25 million
More than $25 million up to and including $50 million
More than $50 million up to and including $100 million
More than $100 million up to and including $250 million
More than $250 million up to and including $500 million
More than $500 million up to and including $1 billion
More than $1 billion up to and including $2 billion
More than $2 billion up to and including $3 billion

More than $3 billion up to and including $5 billion
More than $5 billion
Notwithstanding the foregoing, Client shall have the right at any time upon notice to Coinbase to decline the receipt of the ETP services that are constituted by surveillance sharing agreement services with Client’s listing exchange, in which case the Annualized Prime Broker Custody ETP Services Fee Rate shall instead be determined on the basis of the Monthly Average AUC tiers and the associated rate tiers set forth below:
Monthly Average AUC	Rate Tier (in basis points)
Up to and including $3 billion
More than $3 billion
TRADING ACCOUNT FEES (“All-in”)
Fees associated with the Trading Account and associated Trading Services provided by Coinbase, Inc.:
For each executed Order, Client will pay a fixed rate of [  ] basis points, which includes Coinbase’s commission, the provision of Trading Services and the actual variable transaction fees associated with the executed Order that Coinbase incurs from Connected Trading Venues. No fees are charged for canceled portions of Orders. Please see the Coinbase Trading Rules for additional details.
Coinbase Prime-assisted trading is available through Coinbase Execution Services. Orders executed using Coinbase Execution Services will pay an additional [  ] basis points for BTC and ETH Orders and [  ] basis points for all other Orders.
Notes
•	1 basis point= 0.01%.
•	Client will be provided a preview of estimated fees prior to Order submission and can view the Order Confirmation for details of the actual fees associated with executed Orders.
•	Fees are assessed at the time of Order execution.

IMPLEMENTATION FEE
Coinbase Custody is pleased to waive the Implementation Fee at this time.
PAYMENT TERMS
Coinbase will invoice Client for the Settlement Fee and the Prime Broker Custody ETP Services Fee on a monthly basis and Client shall pay all amounts to Coinbase within thirty (30) days of Client’s receipt of an invoice for such fees. Client will pay any amounts owed hereunder in the form and manner selected by Client and approved by Coinbase, and according to any additional terms found on the Coinbase Prime Broker Site or in the Coinbase Prime Broker Agreement, including but not limited to transfer of cryptocurrency to an address designated by Coinbase, as a debit from Client’s Prime Broker Account.
The pricing and other terms set forth herein are confidential and shall not be shared with any third parties without the prior written approval of Coinbase.